As filed with the Securities and Exchange Commission on December 18, 1998

                                                    REGISTRATION NO. 33-6867
                                     INVESTMENT COMPANY ACT FILE NO. 811-4665

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM N-1A
                                                                           ---
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933                  / X /
                                                                         ----
                                                                           ---
      Pre-Effective Amendment No.  _____                               /     /
                                                                           ---
      Post-Effective Amendment No.    30                                 / X /

                                     and/or
                                                                           ---
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940          / X /
                                                                         ----

                         Amendment No.                                   / X /

                  Capstone International Series Trust
        on behalf of its series, Capstone New Zealand Fund
          (Exact Name of Registrant as Specified in Charter)

          5847 San Felipe, Suite 4100, Houston, Texas  77057
         (Address of Principal Executive Offices) (Zip Code)

 Registrant's Telephone Number, Including Area Code (713) 260-9000

          Allan S. Mostoff, Esq., Dechert Price & Rhoads

            1775 Eye Street, N.W., Washington, DC  20006
               (Name and Address of Agent for Service)

It is proposed that this filing will become effective (check appropriate box)

/  /                immediately upon filing pursuant to paragraph (b).
/  / on ________________ pursuant to paragraph (b).
/  / 60 days after filing pursuant to paragraph (a)(i).
/  / on (date) pursuant to paragraph (a)(i).
/X / 75 days after filing pursuant to paragraph (a)(ii).
/  / on ________________ pursuant to paragraph (a)(ii) of Rule 485

                            CAPSTONE NEW ZEALAND FUND

       Seeking long-term capital appreciation and current income through investments in New Zealand securities.




                            Prospectus, [date], 1999



  The Securities and Exchange Commission does not approve or disapprove the information in this Prospectus, and does not determine whether this information is accurate or complete.  It is a criminal offense to state otherwise.

                                TABLE OF CONTENTS


                                                                    PAGE

THE FUND................................................................
FEE TABLE...............................................................
MANAGEMENT..............................................................
BUYING AND SELLING FUND SHARES..........................................
DIVIDENDS, DISTRIBUTIONS AND TAXES......................................
FINANCIAL HIGHLIGHTS....................................................
HOW TO GET MORE INFORMATION.............................................

                                    THE FUND

The Fund's Investment Objective and Methods

The Fund seeks to provide long-term capital appreciation and current income. It invests primarily in equity and debt securities and securities convertible into common stock of New Zealand Issuers and securities denominated in New Zealand dollars. New Zealand Issuers include: issuers that are organized under New Zealand law; issuers that are listed on the New Zealand Stock Exchange; issuers that derive 50% or more of their total revenue from goods and/or services produced or sold in New Zealand, and New Zealand central and local government entities. In addition to buying these securities directly, the Fund may invest in American Depository Receipts (ADRs) related to these securities. Under normal market conditions, at least 65% of the Fund's total assets will be invested in the foregoing securities. The Fund's debt securities must be rated at least A by Standard & Poor's Corporation (S&P), S&P--Australian ratings, or Moody's Investors Service, or deemed of comparable quality by the investment adviser. If these securities are downgraded, the adviser has the discretion to hold or sell them.

In selecting investments for the Fund, the investment adviser looks primarily at characteristics of the issuer, seeking those with adequate cash flow, reasonable price/earnings ratios and current dividend payments. In determining the appropriate distribution of the Fund's portfolio among debt, equity and particular issuers, the adviser considers such macroeconomic factors as prospects for relative economic growth, inflation trends, government policies, currency relationship trends and the range of investment opportunities available in the New Zealand market.

The Fund also has authority to invest in money market instruments of U.S. or New Zealand Issuers. It may invest in instruments issued or backed by U.S. or New Zealand banks or savings institutions having, at the time of investment, at least $1 billion in total assets. The Fund may invest up to 5% of its assets in interest-bearing savings deposits of commercial or savings banks. For temporary defensive purposes, the Fund may invest in these instruments without limit, which can cause the Fund to lose benefits when the market begins to improve. The Fund may invest in commercial paper rated at least A-2 by S&P or S&P Australian, or P-2 by Moody's. The Fund may also lend its portfolio securities. These loans will be fully collateralized at all times. The Fund may, but is not obligated to, enter into forward foreign currency exchange contracts to hedge against fluctuations in exchange rates between the U.S. and New Zealand dollar. The Fund has authority, which it does not presently intend to use, to enter into repurchase agreements and to use futures and options to hedge its portfolio. [Any forward forward foreign currency exchange contracts?]

The number of securities trades made by the Fund will vary from year to year. Trades involve costs to the Fund and may generate gains that are taxable to shareholders. The level of these costs and gains will vary from year to year. Also, shareholders may receive taxable distributions of gains in years in which the value of their shares has decreased or has not increased proportionally.

The Fund's most recent annual/semiannual report contains information on the Fund's recent investment strategies and securities holdings. (See back cover.)

The New Zealand Economy and Securities Market

New Zealand has a mixed free-market economy with sizeable agricultural, service and manufacturing sectors. Its gross domestic product for the year ended June, 1997 was approximately NZ $97 billion (US $57 billion). New Zealand is strongly trade-oriented, with significant exports to and imports from Australia, Japan, the United Kingdom and the United States.

The New Zealand securities market is small relative to those of the U.S. and many European and Asian countries. Trading of corporate and government securities in New Zealand is centralized in the New Zealand Stock Exchange
(NZSE), which currently quotes securities of 226 issuers. As of ______, 1998, the aggregate market capitalization of these issuers was approximately NZ $___ billion (US $___ billion), with the ___ largest companies accounting for approximately ___% of that amount.

Principal Risks

Investing in securities of New Zealand Issuers involve certain risks that are different from investments in U.S. issuers. The New Zealand market is small and certain issuers may have percentage restrictions on foreign ownership, limiting the Fund's investment and diversification opportunities. The Fund may not be able to participate in rights offerings that are not registered for sale to a U.S. investor. Securities in this market are also generally less liquid and have greater price fluctuation than is typical in the U.S. for securities of comparable issuers. Transactions in New Zealand securities involve higher costs and typically take longer to settle than in the U.S., making it more difficult for the Fund to liquidate positions and causing delays in the Fund's receipt of dividend and interest payments. There are also risks due to differences between the U.S. and New Zealand in terms of tax policies, the level of regulation , accounting standards, as well as from fluctuations in currency values. Further, there may be more limited information about New Zealand issuers, and there is the possibility of negative governmental actions, and of political and social unrest.

The Fund's investments will fluctuate in price. This means that Fund share prices will go up and down, and an investor can lose money. Because of its concentration in securities of New Zealand issuers, the Fund should be considered a vehicle for diversification and not as a balanced investment program.

Past Performance

The following two tables illustrate the Fund's past performance. The first table shows how the Fund's returns have varied from year to year. The second shows how the Fund has performed on a cumulative basis since its inception [or for the past ten years] in comparison to the _________ Index. Each table assumes that dividends and distributions paid by the Fund have been reinvested in additional Fund shares. You should remember that past performance does not necessarily indicate how the Fund will perform in the future.

[Bar Chart to be inserted here showing the following data:]

Year-by-year total return as of 12/31 each year (%).

               12/31/88
               12/31/89
               12/31/90
               12/31/91
               12/31/92             2.80%
               12/31/93            13.99%
               12/31/94            (8.35%)
               12/31/95            11.84%
               12/31/96            26.36%
               12/31/97           (23.16%)

Note: this fund's year-to-date total return as of 9/30/98 was (32.66%).

               Best Quarter - 4th Quarter 1996       13.76%
               Worst Quarter - 4th Quarter 1997     (20.13%)

Average Annual Total Return as of 12/31/97

                    1 Year      5 Years     Inception (11/25/91)
                    ------      -------     --------------------

          Fund     (23.16%)       2.56%              2.56%
          NZSCI    (12.78%)       7.09%             18.43%


Expenses

This table describes the fees and expenses you will pay if you invest in the Fund. As you can see, the Fund has no fees that are charged directly to shareholders. Shareholders do, however, bear indirectly a portion of the Fund's annual operating expenses.

                                    FEE TABLE

Shareholder Fees

Maximum front-end sales charge                             None
Maximum deferred sales charge                              None
Maximum sales charge on reinvested dividends and           None
distributions
Redemption fee                                             None
Exchange fee                                               None
Maximum account fee
None

Annual Fund Operating Expenses

Investment Advisory Fees                 ____%
Distribution (12b-1) Fees*               ____%
Other Expenses**                         ____%
Total Annual Fund Operating Expenses     ____%

* The Fund has adopted a Rule 12b-1 Plan that permits it to pay up to 0.25% of its average net assets each year for distribution costs. These fees are an ongoing charge to the Fund and therefore are an indirect expense to you. Over time these fees may cost you more than other types of sales charge.

** "Other expenses" include such expenses as custody, transfer agent, legal, accounting and registration fees.

Example

The following table shows how much the Fund's expenses described above could cost you as an investor in the Fund for the illustrated time periods. The example assumes that you initially invested $10,000 in the Fund, that the Fund returns 5% each year, and that its expenses remain at a constant percentage. It also assumes that you reinvest all dividends and distributions in additional shares of the Fund at net asset value. Because these assumptions may vary from your actual experience, your actual return and expenses may be different.

1 Year               3 Years             5 Years             10 Years
------               -------             -------             --------

$-----               $-----              $-----              $------

                                   MANAGEMENT

The Adviser

The Fund's investment adviser is FCA Corp. FCA is a fee-based financial planning and investment counseling firm located at 5847 San Felipe, Suite 850, Houston, Texas 77057. FCA and predecessors have been in business since 1975. FCA acts as investment adviser to Capstone New Zealand Fund, as well as to several entities focusing on real estate-related investments.

FCA manages the Fund's portfolio investments and places orders for Fund transactions. For its services, it receives advisory fees from the Fund which are based on the Fund's net assets. For its fiscal year ended October 31, 1998, the Fund paid FCA fees equal to ____% of the Fund's average net assets. [Describe any fee waivers or expense reimbursements applicable in FY 98 and any that will be applicable for the coming year.]

Portfolio Manager

Robert W. Scharar, President of FCA, has served as the Fund's portfolio manager since 1997. Mr. Scharar co-founded the predecessor to FCA, and formed FCA in 1983. He received a AA from Polk Community College, a BSBA in Accounting from the University of Florida, an MBA and JD from Northeastern University, and a LLM in Taxation from Boston University Law School. He is a member of the Florida and Massachusetts Bars and is a member of the Florida Institute of Certified Public Accountants. He has been an accounting professor at Bentley and Nichols Colleges, was an officer of United States Trust Company (Boston), and was a tax specialist at Coopers & Lybrand. Mr. Scharar is a contributing author to the Clark Boardman Callaghan's publication, "Estate and Person Financial Planning." His directorships include the American Association of Attorney-CPA's, First Commonwealth Mortgage Trust, United Investors Realty Trust and Southwestern Property Trust.

                         BUYING AND SELLING FUND SHARES

Share Price:                The purchase and redemption price of Fund shares
-----------
                            is the Fund's net asset value (NAV) per share determined after your order is received. NAV is generally calculated as of the close of regular trading on the New York Stock Exchange, generally
                            4:00 p.m. Eastern time, and reflects the Fund's aggregate assets less its liabilities. The Fund's exchange-traded investments are valued at their market value at that time in their primary market
                            (certain derivatives are priced at 4:15 Eastern time). If market value quotations are not readily available for an investment, the investment will be valued at fair value as determined in good faith by the Fund's Board of Directors. Prices for debt securities may be obtained from pricing services, except that short-term debt securities are valued at amortized cost. Assets or liabilities denominated in foreign currencies are translated into U.S. dollars at the prevailing market rates at 17:00 Greenwich Mean Time on each day NAV is calculated. NAV is not calculated, and the Fund will not sell or redeem its shares, on days the New York Stock Exchange is closed, although the NZSE may be open on those days.
                            Thus, the value of the Fund's shares may change on days when shareholders may not be able to purchase or redeem shares. Further, NAV may be calculated on certain days on which the NZSE is closed for holidays or other reasons.

Minimum Investment:         The minimum initial investment in the Fund is
                            $200, except that there is no minimum for continuous investment plans. There is no minimum for subsequent investments. (For telephone purchases, see below.)

Share Certificates:         The Fund will not issue share certificates unless
                            you make a written request to the Transfer Agent.
                            (The Transfer Agent's address is provided below.)

Telephone                   Transactions:  In your Investment  Application,  you
                            may  authorize  the Fund to  accept  redemption  and
                            exchange orders by phone. You will be liable for any
                            fraudulent  order  as long  as the  Fund  has  taken
                            reasonable  steps  to  assure  that  the  order  was
                            proper.   Also  note  that  during   unusual  market
                            conditions, you may experience delays in placing telephone orders.

Frequent Transactions: The Fund reserves the right to limit additional transactions by any investor who makes frequent purchases, redemptions or exchanges that the Adviser believes might harm the Fund. In general, more than one transaction per month may be viewed as excessive.

Purchasing Fund Shares

You may use any of the following methods to purchase Fund shares.

      Through Authorized Dealers

            You may place your order through any dealer authorized to take orders for the Fund. If the order is transmitted to the Fund by 4:00 p.m. Central time, it will be priced at the NAV per share determined on that day. Otherwise, later orders will receive the NAV per share next determined. It is the dealer's responsibility to transmit orders timely.

      Through the Distributor

            You may place orders directly with the Fund's distributor by mailing a completed Investment Application with a check or other negotiable bank draft (payable to Capstone New Zealand Fund, Inc.) to the Transfer Agent.

                  The Transfer Agent's address is:

                  Capstone New Zealand Fund, Inc.
                  c/o First Data Investor Services Group, Inc.
                  P.O. Box 61503
                  3200 Horizon Drive
                  King of Prussia, Pennsylvania 19406-0903

                  (Remember to make your check for at least any applicable minimum noted above.)

      Investing By Wire

            You may purchase shares by wire if you have an account with a commercial bank that is a member of the Federal Reserve System. You should be aware that your bank may charge a fee for this service.

            For  an   initial   investment   by  wire,   you  must   first  call
            1-800-845-2340 to be assigned a Fund account number. Ask your bank to wire the amount of your investment to:

                  United Missouri Bank KC NA, ABA #10-10-00695
                  For: First Data Investor Services Group, Inc.
                  Account #98-7037-0719;
                  Further credit Capstone New Zealand Fund, Inc.

            Note that the wire must include: your name and address, your Fund account number, and your social security or tax identification number. You must follow up your wire with a completed Investment Application. This application is contained in the Fund's prospectus. Mail the application to the Transfer Agent's address (see above, under "Distributor").

            For a subsequent investment by wire, ask your bank to wire funds to the United Missouri Bank address noted above. The wire must include your name and your Fund account number.

      Telephone Investment

            After you have opened your account, you may make additional investments by telephone if your completed the "Telephone Purchase Authorization" section of your Investment Application.

            You may place a telephone order by calling the Transfer Agent at 1-800-845-2340.

            The minimum for a telephone purchase is $1000, and the maximum is five times the NAV of your Fund shares on the day before your telephone order. (You may not include the value of shares for which you have been issued certificates.) Your order will be priced at the NAV next determined after your call. Payment for your order must be received within 3 business days. Mail your payment to the Transfer Agent's address (see "Distributor," above). If your payment is not received within 3 business days, you will be liable for any losses caused by your purchase.

      Pre-Authorized Investment

            You may arrange to make regular monthly investments of at least $25 through automatic deductions from your checking account by completing the Pre-Authorized Payment section of the Investment Application.

Redeeming Fund Shares

You may redeem your Fund shares at any time by writing to the Transfer Agent's address. The Fund does not charge any fee for redemptions. If you request the redemption proceeds to be sent to your address of record, you generally will not need a signature guarantee. A signature guarantee will be required if:

      o     you were issued certificates for the shares you are redeeming;

      o you want the proceeds to be mailed to a different address or to be paid to someone other than the record owner;

      o     you want to transfer ownership of the shares.

      Signature guarantee: A signature guarantee can be provided by most banks, broker-dealers and savings associations, as well as by some credit unions.

Any certificates for shares you are redeeming must accompany your redemption request. You will generally receive a check for your redemption amount with a week. Expedited Redemption

      Through an authorized dealer: You may request a redemption through any broker-dealer authorized to take orders for the Fund. The broker-dealer will place the redemption order by telephone or telegraph directly with the Fund's distributor and your share price will be based on the NAV next determined after the distributor receives the order. The distributor does not charge for this service, but the broker-dealer may charge a fee. You will generally receive your proceeds within a week

      Telephone redemption: You may order a redemption by calling the Transfer Agent at 1-800-845-2340 if:

            o     your redemption will be at least $1000;

            o no share certificates were issued for the shares you are redeeming;

            o your Investment Application authorized expedited telephone redemption and designated a bank or broker-dealer to receive the proceeds.

      The  proceeds  will  be  mailed  or  wired  to  the  designated   bank  or
      broker-dealer on the next business day after your redemption order is received. There is no fee charged by the Fund for this service, although a fee may be imposed in the future. The Fund may also decide not to offer this service.

Systematic Withdrawal

      You may arrange for periodic withdrawals of $50 or more if you invest at least $5000 in the Fund. Under this arrangement, you must elect to have all your dividends and distributions reinvested in shares of the Fund. Your withdrawals under this plan may be monthly, quarterly, semi-annual or annual.

      Payments under this plan are made by redeeming your Fund shares. The payments do not represent a yield from the Fund and may be a return of your capital, thus depleting your investment. Payments under this plan will terminate when all your shares have been redeemed. The number of payments you receive will depend on the size of your investment, the amount and frequency of payments, and the yield and share price of the Fund, which can be expected to fluctuate.

      You may terminate your plan at any time by writing to the Transfer Agent. You continue to have the right to redeem your shares at any time. The cost of the plan is borne by the Fund and there is no direct charge to you.

Redemption in Kind:

      If you place a redemption order for more than $1 million, the Fund reserves the right to pay the proceeds in portfolio securities of the Fund, rather than in cash. In that case, you will bear any brokerage costs imposed when you sell those securities.

Redemption Suspensions or Delays

      Although you may normally redeem your shares at any time, redemptions may not be permitted at times when the New York Stock Exchange is closed for unusual circumstances, or when the Securities and Exchange Commission allows redemptions to be suspended.

      If you recently purchased the shares by check, the Fund may withhold the proceeds of your redemption order until it has reasonable assurance that the purchase check will be collected.

Exchanging Fund Shares

You may exchange your Fund shares for shares of another Capstone fund at a price based on their respective NAVs. There is no sales charge or other fee. We will send you the prospectus of the fund into which you are exchanging and we urge you to read it. If you have certificates for the shares you are exchanging, your order cannot be processed until you have endorsed them for transfer and delivered them to the Transfer Agent.

You may place an exchange order in two ways:

            o  you may mail your exchange order to the Transfer Agent's address.

            o you may place your order by telephone if you authorized telephone exchanges on your Investment Application. Telephone exchange orders may be placed from 9:30 a.m. to 4:00 p.m. Eastern time, on any business day.

Exchanges into a fund can be made only if that fund is eligible for sale in your state. The Fund may terminate or amend the exchange privilege at any time with 60 days' notice to shareholders.

Remember that your exchange is a sale of your shares. Tax consequences are described under "Dividends, Distributions and Taxes."

Tax-Deferred Retirement Plans

Fund shares may be used for virtually all types of tax-deferred retirement plans, including traditional, Roth and Education IRAs and Simplified Employee Pension Plans. For more information, call [ provide number].

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

Dividends and Distributions

The Fund expects to pay dividends from its net income and distributions from its net realized capital gains at least annually, generally in November. Normally, income dividends and capital gains distributions on your Fund shares will be paid in additional shares of the Fund, with no sales charge. However, on your Investment Application, you may elect one of the following other options:

Option 1 To have income dividends paid in cash and capital gains distributions paid in additional Fund shares.

Option 2 To have both income dividends and capital gains distributions paid to you in cash.

There is no sales charge or other fee for either option. If you select Option 1 or Option 2 and the checks sent to you cannot be delivered or remain uncashed for six months, the aggregate amount of those checks will be invested in additional Fund shares for your account at the then current NAV, and all your future dividends and distributions will be paid in Fund shares.

Tax Treatment of Dividends, Distributions and Redemptions

Except for tax-exempt or tax-advantaged accounts (such as IRAs), you will generally be subject to federal income tax on dividend and distribution payments, as well as on any gain realized when you sell (redeem) or exchange your Fund shares.

The Fund will let you know which amounts of your dividend and distribution payments are to be taxed as ordinary income and which are treated as capital gain. The tax treatment of these amounts does not depend on how long you have held your Fund shares or on whether you receive payments in cash or additional shares.

The tax treatment of any gain or loss you realize when you sell or exchange Fund shares will depend on how long you held the shares.

You should consult your tax adviser about any special circumstances that could affect the federal, state and local tax treatment of your Fund distributions and transactions.

Massachusetts Business Trust

The Fund is a series of Capstone International Series Trust ("Trust"), a Massachusetts business trust. Because of uncertainty regarding whether shareholders of a Massachusetts business trust might, under certain circumstances, be held liable as partners for obligations of the trust, the Trust's Declaration of Trust specifically provides that the Fund, to the extent of its assets, will repay any amount assessed against a shareholder by virtue of being a Fund shareholder.

Year 2000 Risks

Computer users around the world are faced with the dilemma of the Year 2000 issue, which stems from the use of two digits in most computer systems to designate the year. When the year advances from 1999 to 2000, many computers will not recognize "00" as the Year 2000. This issue could potentially affect every aspect of computer-related activity, on an individual and corporate level. The Funds could be adversely impacted if the computer systems used by the Adviser and Administrator and other service providers have not been converted to meet the requirements of the new century. The Funds' Adviser and Administrator have evaluated their own internal systems and expect them to be fully capable to handle the change of millennium. The Adviser and Administrator are working with the providers of the software they use to address the Year 2000 issue, and are monitoring on an ongoing basis the progress of the Funds' other service providers to convert their systems to comply with the requirements of Year 2000. The Adviser and Administrator currently have no reason to believe that these service providers will not be fully and timely compliant. However, investors should be aware that there can be no assurance that all systems will be successfully converted prior to January 1, 2000, in which case it would become necessary for the Funds to enter into agreements with new service providers or to make other arrangements.

                              FINANCIAL HIGHLIGHTS

                                [To be provided]

                           HOW TO GET MORE INFORMATION

Further information about the Fund is contained in:

         o the Statement of Additional Information (SAI). The SAI contains more detail about some of the matters discussed in the Prospectus. The SAI is incorporated into the Prospectus by reference.

         o Annual and Semi-Annual Reports about the Fund describe its performance and list its portfolio securities. They also include a letter from Fund management describing the Fund's strategies and discussing market conditions and trends and their implications for the Fund.

You may obtain free copies of the SAI or reports, or other information about the Fund or your account, by calling 1-800-262-6631.

You may also get copies of the SAI, reports and other information directly the Securities and Exchange Commission (SEC) by:

        o visiting the SEC's public reference room. (Call 1-800-SEC-0330 for information.)

        o sending a written request, plus a duplicating fee, to the SEC's Public Reference Section, Washington, D.C. 20549-6009;

        o   visiting the SEC's website - http://www.sec.gov

SEC File number:  811-4665

                            CAPSTONE NEW ZEALAND FUND

                                     A Fund
                     of Capstone International Series Trust

                       STATEMENT OF ADDITIONAL INFORMATION

                                   ________________, 1999


      This Statement of Additional Information is not a Prospectus but contains information in addition to and more detailed than that set forth in the Prospectus and should be read in conjunction with the Prospectus. The Statement of Additional Information and the related Prospectus are both dated __________, 1999. A Prospectus may be obtained without charge by contacting Capstone Asset Planning Company, by phone at (800) 262-6631 or by writing to it at 5847 San Felipe, Suite 4100, Houston, Texas 77057.

      The Report of Independent Accountants and financial statements of the Fund included in its Annual Report for the period ended October 31, 1998 ("Annual Report") is incorporated herein by reference to such Report. Copies of such Annual Report are available without charge upon request by writing to the Fund at 5847 San Felipe, Suite 4100, Houston, Texas 77057 or by calling toll free 1-800-262-6631.

      The financial statements in the Annual Report incorporated by reference into this Statement of Additional Information have been audited by Briggs, Bunting & Dougherty, LLP, independent accountants, have been so included and incorporated by reference in reliance upon the report of said firm, which report is given upon their authority as experts in auditing and accounting.

                                TABLE OF CONTENTS



                                                                            Page

General Information.......................................................  2
Investment Policies and Restrictions......................................  2
Risk Factors................................................................7
Performance Information...................................................  7
New Zealand...............................................................  8
New Zealand Stock Exchange................................................ 11
Trustees and Executive Officers........................................... 12
Investment Advisory Agreement..............................................14
Administration Agreement...................................................15
Distributor................................................................15
Portfolio Transactions and Brokerage.......................................16
Determination of Net Asset Value...........................................18
How to Buy and Redeem Shares...............................................19
Taxes......................................................................19
Control Persons and Principal Holders of Securities........................26
Other Information..........................................................26
Appendix A.................................................................27
Appendix B.................................................................29
Financial Statements.......................................................31

GENERAL INFORMATION

      Capstone New Zealand Fund (the "Fund") commenced operations on November 25, 1991 as a series (or fund) of Capstone International Series Trust (the "Trust"). The Trust currently has one other active series, Capstone Japan Fund, which invests primarily in Japanese securities. The Trust may create additional series in the future, but each series will be treated as a separate mutual fund with its own investment objectives and policies. The Trust was organized as a business trust in Massachusetts on May 9, 1986 and commenced business shortly thereafter. It is registered as an "open-end diversified management investment company" under the Investment Company Act of 1940. The Fund is a member of a group of investment companies sponsored by Capstone Asset Management Company (the "Administrator"), which also provides administrative services to the Fund. FCA Corp (the "Adviser") serves as the Fund's Investment Adviser.

INVESTMENT POLICIES AND RESTRICTIONS

      Securities of issuers in which the Fund may invest include common and preferred stock, debt convertible into equity, and debt securities. Investments in debt securities may include obligations of governmental issuers, as well as obligations of companies having an outstanding debt issue rated A or better by Moody's Investors Service, Inc. ("Moody's"), A or better by Standard & Poor's Corporation ("S&P"), A or better by S&P - Australian Ratings ("S&P Australian"), or obligations of comparable quality as determined by the Adviser pursuant to guidelines approved by the Board of Trustees. Many New Zealand debt securities are not rated, so their quality will be determined in accordance with such guidelines approved by the Board of Trustees. Debt securities acquired by the Fund may include, without limitation, conventional fixed and variable rate bonds and debentures, zero-coupon and original issue discount bonds and warrants to purchase debt instruments.

     Obligations of Domestic Banks, New Zealand Banks and New Zealand Branches of U.S. Banks. With respect to bank obligations that may be acquired by the Fund, the assets of a bank or savings institution will be deemed to include the assets of its domestic and foreign branches. Thus, in addition to investments in obligations of U.S. banks and savings institutions and their U.S. and foreign branches, the Fund's investments in short-term bank obligations may include obligations of New Zealand and other non-U.S. banks and their branches, wherever situated.

      The Fund may also make overnight deposits denominated in New Zealand dollars in offshore banking units ("OBUs"), in accordance with the Fund's credit quality criteria. An OBU is a bank or other financial institution in New Zealand that is authorized to deal in foreign exchange which the New Zealand government declares to be an OBU. OBUs are restricted to (i) receiving deposits denominated in New Zealand dollars from non-residents of New Zealand or deposits in currencies other than the New Zealand dollar from New Zealand residents and (ii) lending to non-residents outside New Zealand and to other OBUs. A deposit in an OBU is similar to a time deposit in a New Zealand bank except that interest payable to non-residents on an OBU deposit is exempt from withholding tax.

      Loans of Portfolio Securities. To increase income on its investments, the Fund may lend its portfolio securities to broker-dealers and other institutional investors pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government or its agencies or instrumentalities or an irrevocable letter of credit issued by a bank which is deemed creditworthy by the Adviser. It is not anticipated that loans will involve over 5% of the Fund's total assets. In no event will such loans be made if, as a result, the aggregate value of securities loaned exceeds one-third of the value of the Fund's total assets. There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans will be made only to borrowers deemed by the Adviser to be creditworthy and when, in the Adviser's judgment, the income to be earned from the loan justifies the attendant risks.

      Zero Coupon Bonds. Although zero coupon securities pay no interest to holders prior to maturity, interest on these securities is reported as income to the Fund and distributed to its stockholders. These distributions must be made from the Fund's cash assets or, if necessary, from the proceeds of sales of portfolio securities. The Fund will not be able to purchase additional income producing securities with cash used to make such distributions and its current income ultimately may be reduced as a result.

      U.S. Government Obligations. Examples of the types of U.S. Government obligations which the Fund may hold include U.S. Treasury Bills, Treasury Notes and Treasury Bonds and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Federal National Mortgage Association, Government National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage
Corporation, Federal Intermediate Credit Banks, Maritime Administration, International Bank for Reconstruction and Development (the "World Bank"), the Asian-American Development Bank and the Inter-American Development Bank.

      When-Issued Purchases and Forward Commitments. When the Fund agrees to purchase securities on a when-issued or forward commitment basis, the custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy a purchase commitment, and in such a case the Fund may be required subsequently to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitments. It may be expected that the market value of the Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. Because the Fund's liquidity and ability to manage its portfolio might be affected when it sets aside cash or portfolio securities to cover such purchase commitments, the Fund expects that its commitments to purchase when-issued securities and forward commitments will not exceed 25% of the value of its total assets, absent unusual market conditions.

      The Fund will purchase securities on a when-issued or forward commitment basis only with the intention of completing the transaction and actually purchasing the securities. If deemed advisable as a matter of investment strategy, however, the Fund may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a taxable capital gain or loss.

      When the Fund engages in when-issued and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

      The market value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the market value of the Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.

      Foreign Currency Transactions. In order to protect against a possible loss on investments resulting from a decline in the New Zealand dollar against the U.S. dollar, the Fund is authorized to enter into forward foreign currency exchange contracts. These contracts involve an obligation to purchase or sell a specified currency at a future date at a price set at the time of the contract. Forward currency contracts do not eliminate fluctuations in the values of portfolio securities but rather allow the Fund to establish a rate of exchange for a future point in time. The Fund may enter into forward foreign currency exchange contracts when deemed advisable by its Adviser under two circumstances.

      First, when entering into a contract for the purchase or sale of a security, the Fund may enter into a forward foreign currency exchange contract for the amount of the purchase or sale price to protect against variations between the date the security is purchased or sold and the date on which payment is made or received, in the value of the New Zealand dollar relative to the U.S. dollar.

      Second, the Fund may enter into such a contract when the Adviser anticipates that the New Zealand dollar may decline substantially relative to the U.S. dollar, in order to sell, for a fixed amount, the amount of New Zealand dollars approximating the value of some or all of the Fund's securities denominated in such New Zealand dollars. The Fund does not intend to enter into forward contracts under this second circumstance on a regular or continuing basis and will not do so if, as a result, the Fund will have more than 15% of the value of its total assets committed to such contracts. With respect to any forward foreign currency contract, it will not generally be possible to match precisely the amount covered by that contract and the value of the securities involved due to the changes in the values of such securities resulting from market movements between the date the forward contract is entered into and the date it matures. In addition, while forward contracts may offer protection from losses resulting from declines in the value of the New Zealand dollar, they also limit potential gains which might result from increases in the value of the New Zealand dollar. The Fund will also incur costs in connection with forward foreign currency exchange contracts and conversions of New Zealand dollars and U.S. dollars.

      A separate account of the Fund consisting of cash or liquid securities equal to the amount of the Fund's assets that could be required to consummate any forward contracts entered into under the second circumstance, as set forth above, will be established with the Fund's custodian. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market or fair value. If the market or fair value of such securities declines, additional cash or securities will be placed in the account daily so that the value of the account will equal the amount of such commitments by the Fund.

      Yields and Ratings. The yields on certain obligations are dependent on a variety of factors, including general market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue.

      The ratings of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P") and S&P - Australian Ratings ("S&P Australian") represent their respective opinions as to the quality of the obligations they undertake to rate. (See Appendix A and B). Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices. Subsequent to its purchase by the Fund, a rated security may cease to be rated. The Adviser will consider such an event in determining whether the Fund should continue to hold the security. In the event that the rating of the security is reduced below the minimum rating required for purchase by the Fund, the Fund's Adviser may, but will not necessarily, dispose of the security.

      New Zealand obligations in which the Fund may invest may not necessarily be rated by a recognized rating agency. Investments will be made in such obligations only when they are deemed by the Adviser to meet the quality standards required by the Fund.

      Investment Restrictions. The Trust has adopted with respect to the Fund the following "fundamental" restrictions which cannot be changed without approval by the holders of a majority of the shares of beneficial interest in the Fund ("Fund shares"). Such majority is defined by the Investment Company Act of 1940 as the lesser of (i) 67% or more of the Fund shares present in person or by proxy at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The Fund may not:

      1. With respect to 75% of its total assets, purchase more than 10% of the voting securities of any one issuer or invest more than 5% of the value of such assets in the securities or instruments of any one issuer, except securities or instruments issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

      2. Purchase securities or instruments which would cause 25% or more of the market value of the Fund's total assets at the time of such purchase to be invested in securities or instruments of one or more issuers having their principal business activities in the same industry or in securities or instruments issued or guaranteed by a single government or its agencies or instrumentalities, or with respect to repurchase agreements secured by such securities or instruments, provided that there is no limit with respect to investments in the U.S. Government, its agencies and instrumentalities.

      3. Borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow from banks in an amount not to exceed 1/3 of the value of its net assets, including the amount borrowed.

      4. Issue any senior securities, except as appropriate to evidence indebtedness which it is permitted to incur, and provided that collateral arrangements with respect to forward contracts, futures contracts or options, including deposits of initial and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

      5. Underwrite securities issued by other persons except to the extent that in connection with the purchase of portfolio securities and their later disposition it may be deemed to be an underwriter under the Federal securities laws.

      6. Purchase or sell real estate including limited partnership interests (except that the Fund may invest in securities of companies which deal in real estate and securities secured by real estate or interests therein and the Fund reserves the freedom of action to hold and sell real estate acquired as a result of the Fund's ownership of securities).

      7. Purchase or sell commodities or commodity contracts, except that the Fund may invest in futures contracts and in options related to such contracts (for purposes of this restriction, forward foreign currency exchange contracts are not deemed to be commodities).

      8. Make loans to other persons except (a) through the lending of securities held by it and (b) by the purchase of debt securities in accordance with its investment policies.

      The Fund has adopted the following additional restrictions which are not fundamental and which may be changed without stockholders' approval, to the extent permitted by applicable law, regulation or regulatory policy. The Fund may not:

      a. Purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions and in connection with entering into futures contracts and related options;

      b. Sell securities short or maintain a short position (except as may be otherwise required in connection with the Fund's transactions in futures, options or forward transactions or may be necessary in connection with clearance of Fund transactions);

      c. Invest more than 5% of its total assets in the aggregate in securities of issuers which are not readily marketable, including securities of issuers which together with any predecessors have a record of less than three years continuous operation, repurchase agreements not terminable within 7 days and restricted securities.

      d. Invest in securities of other open-end investment companies (other than in connection with a merger, consolidation, reorganization or acquisition of assets) and may not invest in closed-end investment companies if immediately after such investment (i) more than 5% of the value of the Fund's total assets would be invested in the securities of any one investment company; (ii) more than 10% of the value of its total assets would be invested in securities of investment companies; (iii) more than 3% of the outstanding voting stock of any one investment company would be owned by the Fund; and
            (iv) more than 10% of the outstanding voting securities of a closed-end investment company would be owned by the Fund, other investment companies having the same investment adviser and companies controlled by such investment companies;

      e. Write put and call options unless the options are "covered," the underlying securities are ones which the Fund is permitted to purchase and the option is issued by the Options Clearing Corporation, provided that the aggregate value of the securities underlying the calls or obligations underlying the puts determined as of the date the options are sold shall not exceed 25% of the Fund's net assets;

      f. Buy and sell stock index futures, financial futures and put and call options written by others on securities, stock indexes, stock index futures and financial futures unless (a) the options or futures are offered through the facilities of a national securities association which has obtained applicable regulatory approval or are listed on a national securities or commodities exchange, (b) the aggregate premiums paid on all such options held by the Fund at any time do not exceed 20% of its total net assets and (c) the aggregate margin deposits on all such futures and premiums on related options held by the Fund at any time do not exceed 5% of its total assets;

      g. Purchase or retain for the Fund the securities of any issuer if those officers and Trustees of the Trust, or directors and officers of its investment adviser, who individually own more than 1/2 of 1% of the outstanding securities of such issuer, together own more than 5% of such outstanding securities;

      h. Invest in oil, gas or other mineral leases or exploration or development programs (although it may purchase securities of issuers which own, sponsor or invest in such interests);

      i. Pledge, mortgage or hypothecate its assets, except that to secure permitted borrowings it may pledge securities having a value at the time of the pledge of not more than 15% of the Fund's total assets taken at cost;

      j. Invest more than 5% of the Fund's assets (valued at the lower of cost or market) in warrants. Included within that amount, but not to exceed 2% of the value of the Fund's net assets, may be warrants which are not listed on the New York or American Stock Exchange.

      For purposes of restriction Nos. 1 and 2, above, a security or instrument is considered to be issued by the entity (or entities) whose assets and revenues back the security or instrument. A guarantee of a security or instrument shall not be deemed to be a security or instrument issued by the guarantor when the value of all securities and instruments issued and guaranteed by the guarantor, and owned by the Fund, does not exceed 10% of the value of the Fund's total assets. For purposes of restriction No. 2, above, wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents and utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric and telephone will each be considered a separate industry.

      With regard to non-fundamental restriction No. c., above, included in the 5% limit will be, for purposes of determination of daily net asset value, securities for which there is no sales price available or securities not quoted on the New Zealand Stock Exchange or another exchange. The valuation of such securities will be based on the average of quotations from two leading New Zealand brokers in the relevant equity or fixed income securities market (see "Determination of Net Asset Value" in the Prospectus). For purposes of non-fundamental restriction No. i., above, securities held in escrow or separate accounts in connection with the Fund's investment practices are not deemed to be pledged.

      Although the foregoing investment limitations would permit the Fund to invest in options and to sell securities short against the box, the Fund does not currently intend to trade in such instruments during the next twelve months. In addition, although the foregoing investment limitations would permit the Fund to invest in futures contracts and options on futures contracts, the Fund does not intend to trade in such instruments during the next twelve months. Prior to making any other such investments, the Fund would notify its stockholders and add appropriate disclosure concerning the Fund's investment in such instruments to the Prospectus and this Statement of Additional Information.

      The portfolio securities of the Fund may be turned over whenever necessary or appropriate in the opinion of the Fund's management to seek the achievement of the basic objective of the Fund. The Fund's portfolio turnover rate for the fiscal year ended October 31, 1997 was 24%.

RISK FACTORS

      Investments by United States investors in securities of foreign issuers involve risks not associated with their investments in securities of United States issuers. Since the Fund will invest heavily in securities denominated or quoted in New Zealand dollars, the Fund may be affected favorably by exchange control regulations or changes in the exchange rate between the New Zealand and the U.S. dollar. Changes in currency exchange rates will influence values within the portfolio from the perspective of United Changes in currency exchange rates will influence values within the portfolio from the perspective of United States investors. Changes in currency exchange rates may also affect the value of dividends and interest earned, gains and losses realized on the sale of securities and net investment income and gains, if any to be distributed to stockholders of the Fund. The New Zealand Dollar is fully exchangeable into U.S. dollars without legal restriction and trades on a floating basis against all major currencies. The rate of exchange between the U.S. dollar and the New Zealand dollar is determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. The Fund may, to a limited extent, enter into forward foreign currency contracts as a hedge against possible variations in the exchange rates between the U.S. dollar and the New Zealand dollar. Such contracts are agreements to purchase or sell a specified currency at a specified future date (up to a year) and price. The Fund's dealings in currency exchange contracts will be limited to hedging involving either specific transactions or portfolio positions. The Fund is not obligated to enter into these contracts and there is no guarantee any such contracts will achieve the desired objective. The Fund will not enter into or maintain a position in those contracts if their consummation would obligate the Fund to deliver an amount of New Zealand currency greater than the value of the Fund's assets denominated or quoted in, or currency convertible into, such currency.

      There may be less publicly available information about New Zealand issuers than about United States issuers, and New Zealand issuers are subject to uniform accounting, auditing and financial reporting standards and requirements not exactly like those of United States issuers. While the New Zealand securities market is growing, it has substantially less trading volume than United States markets, and, as a result, securities are generally less liquid and their prices more volatile than securities of comparable United States issuers.

      Brokerage commissions and other transaction costs in New Zealand may be higher than in the United States. There is generally less government supervision and regulation of business and industry practices of exchanges, brokers and issuers in New Zealand than there is in the United States. In particular, delays in settling securities transactions may occur. This may, at times, make it difficult for the Fund to liquidate a previously established securities position. Settlement delays may result in the Fund experiencing delays in the receipt of dividends interest. The Fund will rely on the expertise of its custodian bank to help reduce these delays.

      Although New Zealand has relatively stable and friendly government, there is the possibility of imposition of exchange controls or other restrictions, expropriation of assets, confiscatory taxation, imposition of foreign withholding taxes, political or social instability or diplomatic developments which could affect investments in New Zealand securities.

      The Fund's investment flexibility may be further limited by restrictions on percentage of ownership by the non-New Zealand persons that may be applicable under New Zealand law or corporate charters with respect to certain New Zealand companies. Additionally, certain rights offerings to shareholders of New Zealand companies in which the Fund may invest may not be made available to the Fund as a U.S. shareholder if such an offer to a U.S. investor would require registration with the Securities and Exchange Commission.

      The operating expense ration of the Fund can be expected to be higher than that of an investment company investing exclusively in securities of United States issuers since the expenses of the Fund (such as custodial, currency exchange, valuation and communications costs) are higher. Because of its emphasis on investments in New Zealand issuers, the Fund should be considered as a vehicle for diversification of investments and not as a balanced investment program.

     [All financial information in the remainder of this SAI to be updated by amendment.]

PERFORMANCE INFORMATION

      The Fund may from time to time include figures indicating its total return or average annual total return in advertisements or reports to stockholders or prospective investors. Average annual total return and total return figures represent the increase (or decrease) in the value of an investment in the Fund over a specified period. Both calculations assume that all income dividends and capital gains distributions during the period are reinvested at net asset value in additional Fund shares. Quotations of the average annual total return reflect the deduction of a proportional share of Fund expenses on an annual basis. The results, which are annualized, represent an average annual compounded rate of return on a hypothetical investment in the Fund over a period of 1, 5 and 10 years ending on the most recent calendar quarter (but not for a period greater than the life of the Fund), calculated pursuant to the following formula:

               P (1 + T)n= ERV

where P = a hypothetical initial payment of $1,000, T = the average annual total return, n = the number of years, and
      ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

      For the one and five years ended October 31, 1997 and the period November 25, 1991 (commencement of operations) to October 31, 1997, the Fund's average annual total return was -10.46%, 5.87% and 4.47%, respectively.

      Quotations of total return, which are not annualized, represent historical earnings and asset value fluctuations. For the one and five years ended October 31, 1997 and the period November 25, 1991 (commencement of operations) to October 31, 1997, the Fund's total return was -10.46%. 32.98% and 29.66%, respectively.

      Performance information for the Fund may be compared, in reports and promotional literature, to those of other mutual funds with similar investment objectives and to other relevant indexes or to ratings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the total return and/or yield of the Fund may be compared to data prepared by Lipper Analytical Services, Inc., the New Zealand Small Company Index, CDA Investment Technologies, Inc. and Weisenberger Investment Company Service, analytical firms such as Frank Russell Company and SEI Corporation and with the performance of Standard & Poor's 500 Stock Index ("S&P 500"), Barclay's Industrial Share Index, NZSE - 40, the Dow Jones Industrial Average ("DJIA"), the Shearson Lehman Hutton Government Corporate Bond Index or other appropriate unmanaged indexes of performance of various types of investments so that investors may compare the Fund's results with those of indexes widely regarded by investors as representative of the securities markets in general. Total return and yield data as reported in national financial publications such as Money Magazine, Forbes, Fortune, Business Review Weekly, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of the Fund. Unmanaged indexes may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management costs and expenses.

      Performance information for the Fund reflects only the performance of a hypothetical investment in the Fund during the particular time period on which the calculations are based. Performance information should be considered in light of the Fund's investment objectives and policies, the types and quality of the Fund's portfolio investments, market conditions during the particular time period and operating expenses. Such information should not be considered as a representation of the Fund's future performance.

NEW ZEALAND

Area and Population

      New Zealand is located in the South Pacific just west of the International Dateline. It is about 1,200 miles east of Australia, and approximately 4,000 miles southwest of Hawaii. The country is more than 1,000 miles long, consisting of the North Island and the South Island and a number of smaller islands. The total land area of approximately 103,000 square miles is similar in size to the United Kingdom and Japan.

      The population of New Zealand is approximately 3.6 million and has been growing at approximately 1.5% over the last three years. Of the total population, approximately 69% live in the five main urban areas of Auckland, Hamilton, Christchurch, Dunedin and Wellington. Auckland, in the North Island, is the major population and commercial center and Wellington, in the south of the North Island, is the nation's capital and financial center. The population is approximately 85% of European origin and approximately 15% Polynesian. English is the official language, although Maori language is also officially recognized. The labor force of approximately 1.8 million people is mainly engaged in the services, manufacturing and construction sectors.

Government

      New Zealand is a sovereign state that is part of the British Commonwealth. Pursuant to the Treaty of Waitangi, the Maori people reached an agreement for the ongoing governance of New Zealand with the British monarch in 1840. Like Australia and Canada, the British monarch is the titular Head of State. The British Queen is represented in New Zealand by the Governor General, appointed by her on the advice of the New Zealand Government.

      New Zealand has a democratic parliamentary government based on the Westminster system. Legislative power is vested in Parliament, a unicameral body designated the House of Representatives. The executive government of New Zealand is carried out by the Executive Council, which consists of the Governor General, the Prime Minister and other Ministers chosen from elected members of the House of Representatives. The first general election under the Mixed Member Proprietary ("MMP") electoral system was held on October 6, 1996. The MMP system, which was approved by a majority of voters in the 1993 referendum, is loosely modeled after the German parliament. Key features of the system are:

      o Voters have one vote for a political party to be represented in Parliament (the "party vote") and one vote for a candidate to be a member of Parliament ("MP");

      o Parliament will normally have 120 MPs: 60 MPs are chosen by the electorate vote, 5 MPs by the Maori electorates and 55 MPs selected from lists of candidates nominated by the political parties; and

      o Parliament representation will be determined by a party's share of the party vote.

      No political party won a majority of the Parliament and a coalition government was formed between National and NZ First. This is a positive result for the equity markets and New Zealand will continue to benefit from its prior economic reforms.

      The constitutional basis for government in New Zealand is an accumulation of convention, precedent and tradition. The judicial system is based on the British model. By convention, the judiciary is separate from the executive.

Economic Structure

      New Zealand has a mixed economy that operates on free-market principles. It has sizable service and manufacturing sectors complementing a large agriculture sector. Over the past three decades, the New Zealand economy has undergone significant structural changes marked by a diversification of exports, a shift away from pastoral agriculture and significant growth in the services sector. New Zealand's gross domestic product ("GDP") for the year ended June, 1997 was approximately NZ $97 billion (US $57 billion).

      The New Zealand economy is strongly trade-oriented, with exports of goods and services. Primary products (principally agriculture, forestry, mining energy, fishing and horticulture) accounted for approximately 50% of New Zealand's total overseas earnings for the year. Exports of non-food manufactured goods and of services also make large contributions to New Zealand's total exports. Principal export markets for the year ended June, 1997 were Australia, Japan, the United States and the United Kingdom. Those countries were also the main sources of imports for the same period. Principal imports are raw materials and capital goods for manufacturing, followed by minerals, chemicals, plastics and motor vehicles.

      The increase in the complexity of the New Zealand economy has been accompanied by a steady growth in service industries. Finance, insurance and real estate services are the largest components of the service industries, followed by restaurants, hotels, transport and communications. Tourism is an important source of foreign exchange revenue and a major growth industry in New Zealand.

Economic Developments

      Following  a period of  economic  expansion  after  World War II,  the New
Zealand economy deteriorated in the late 1960s. Faced with growing balance of payments problems, successive governments sought to maintain New Zealand's high standard of living with increased levels of overseas borrowings and increasingly protective economic policies. Following the sharp increase in oil prices and a fall in export prices in 1973 and 1974, New Zealand attempted to respond to changed external circumstances. The policies implemented were aimed at maintaining a high level of economic activity and led to macroeconomic imbalances and structural adjustment problems. The successive shifts in oil and commodity prices in 1979 and 1980 resulted in further economic difficulties.

      Since 1984, successive administrations have implemented comprehensive programs of economic reform. Macroeconomic policies have been directed at achieving low inflation and fiscal balance. Macroeconomic policies have fostered competition and efficient operation of markets. Policy-making has also shifted from short-term to medium-term objectives designed to provide a more stable and predictable environment for private sector decision-making. Principal reforms have included: the removal of controls on prices, interest rates and wages; floating of the exchange rate; abolition of all agricultural subsidies and price supports; liberalization of banking; deregulation of financial markets; corporation and privatization of some state-owned enterprises; elimination of most import controls and reduction of tariffs; implementation of free trade with Australia; reform and reduction of business and personal taxes; introduction of a comprehensive value-added tax; adoption of more flexible labor laws; extensive deregulation of infrastructure (telecommunications, land transport and seaports); and widespread reform of the public service sector.

      Inflation has been reduced from over 18% in 1986 to approximately 1% as of September 30, 1997. Interest rates have decreased dramatically. The 90-day bank bill rate has fallen from over 22% in March 1986 to under 8.1% as of September 30, 1997 and New Zealand continues to operate with a government fiscal surplus.

NEW ZEALAND STOCK EXCHANGE

      The NZSE currently quotes the securities of more than 226 companies. The aggregate market capitalization of the securities quoted on the NZSE at February 27, 1998 was approximately NZ $52 billion (US $30.5 billion), with the 6 largest listed companies accounting for approximately 60% of the total market capitalization of such securities.

      Holders of securities that are quoted on the NZSE must generally instruct a stockbroker who is a member of the NZSE to handle transactions in their securities. Such stockbrokers are obliged to follow the NZSE's rules and regulations. The members' compliance with the NZSE's regulatory requirements is monitored by the Disciplinary Committee appointed by the NZSE Board of Directors and the Board itself. There are 267 members of the NZSE representing 45 firms. A number of those firms are subsidiaries or affiliates of international brokerage houses or banks.

      Until June 24, 1991, the NZSE operated trading floors in Auckland, Wellington and Christchurch with trading conducted on an open outcry basis through its members. The NZSE converted to national computer screen trading on June 24, 1991. Trading is now conducted during one continuous daily trading session running from 9:30 a.m. to 3:30 p.m. Bids, offers, the identity of the prospective buying and selling brokers and recent sales prices of each quoted security are displayed on the trading screen. There is automatic computer matching of bids and offers by price and time priority. There are no constraints on price fluctuations. There are no stamp taxes, levies or charges payable with respect to trades on the NZSE, other than negotiable brokerage charges.

      Trades in securities quotes on the NZSE can be effected outside the NZSE trading system, outside the NZSE trading sessions, on different terms from sales made through the NZSE trading system and outside the range of price quotations for the days on which such trades were made. If such trades are conducted through a broker who is a member of the NZSE, such trades must be reported to the NZSE. The NZSE records off-market trades in a special report. As with on-market trades, off-market trades of securities quoted on the NZSE are generally conducted by stockbrokers that are members of the NZSE. There is, however, no restriction that prevents private trades or transactions from being effected by persons who are not members of the NZSE.

      All trades on the NZSE are netted and confirmed daily between the brokers through the NZSE in a single transaction. Upon consummation of a transaction, the NZSE computer automatically calculates the amount owing by or to each broker, offsets the amounts and simultaneously calculates the net overall settlement of the broker to the NZSE on a daily basis. There is no fixed settlement date for equity transactions, but NZSE regulations require that all trades between brokers be settled within 10 business days. Settlements between brokers are instigated by the selling broker giving notice to the buying broker that it expects to settle on the next business day. The NZSE publishes a daily official price list that includes price information on each listed security.

      The NZSE generally requires listed companies to report annual and six-month results in a timely fashion and disclose all capital changes or any significant matters that may affect the value of the quoted securities. The NZSE also requires listed companies to comply with certain procedures regarding certain significant transactions and the issuance of shares. The NZSE has the power, in certain circumstances, to suspend trading in the shares of a listed company and to de-list a security.

      Until mid-1991, the Barclays Industrial Share Price Index (the "Barclays Index") was widely used to measure the performance of the New Zealand securities market. The Barclays Index was composed of a basket of 40 leading equity securities quoted on the NZSE weighted by their full market capitalization. In 1991, the NZSE introduced two new indices, the NZSE-40 Capital and the NZSE-30. The NZSE-40 is calculated in the same manner as the prior Barclays Index. The NZSE-30 measures the 30 largest issuers by value after excluding any shares held in blocks of 30% or more. In April of 1993, a small company index (the "NZSCI") was introduced and is composed of approximately 100 small company securities weighed by their full market capitalization, and typically have less offshore investment than companies in the main NZSE-40. Although the Capstone New Zealand Fund (the "Fund") invests in the leading securities, the NZSCI may provide a more meaningful comparison to the Fund because it more closely resembles the Fund's portfolio mix.

TRUSTEES AND EXECUTIVE OFFICERS

      The trustees provide overall supervision of the affairs of the Trust. The trustees and executive officers of the Trust are listed below. Certain persons named as trustees also serve in similar capacities for other mutual funds sponsored by the Distributor as indicated below.

      *EDWARD L. JAROSKI (50), Trustee and President of the Trust. 5847 San Felipe, Suite 4100, Houston, Texas 77057. Chairman of the Board and
      Director of the Administrator since 1992; President and Director of Capstone Asset Planning Company and Capstone Financial Services, Inc. since 1987; Director/Trustee and officer of other Capstone Funds.

      JAMES F. LEARY (67), Director. c/o Search Capital Group, Inc., 600 N. Pearl Street, Suite 2500, Dallas, Texas 75201. President of Sunwestern Management, Inc. (since June 1982) and President of SIF Management (since January 1992), venture capital limited partnership concerns; General Partner of Sunwestern Advisors, L.P., Sunwestern Associates, Sunwestern Associates II, Sunwestern Partners, L.P. and Sunwestern Ventures, Ltd. (venture capital limited partnership entities affiliated with Sunwestern Management, Inc. and SIF Management, Inc.). Director of: other Capstone Funds; Anthem Financial, Inc. (financial services); Associated Materials, Inc. (tire cord, siding and industrial cable manufacturer); The Flagship Group, Inc. (vertical market microcomputer software); Marketing Mercadeo International (public relations and marketing consultants); MaxServ, Inc. (appliance repair database systems); MESBIC Ventures, Inc. (minority enterprise small business investment company); OpenConnect Systems, Inc.
      (computer networking hardware and software); PhaseOut of America, Inc. (smoking cessation products); and Search Capital Group, Inc. (financial services).

      JOHN R. PARKER (51), Director. 541 Shaw Hill, Stowe, Vermont 05672. Consultant and private investor (since 1990); Director of Nova Natural Resources (oil, gas, minerals); Director of other Capstone Funds; formerly Senior Vice President of McRae Capital Management, Inc. (1991-1995); and registered representative of Rickel & Associates (1988-1991).

      BERNARD J. VAUGHAN (69), Trustee. 113 Bryn Mawr Avenue, Bala Cynwyd, Pennsylvania 19004. Director of other Capstone Funds; formerly Vice President of Fidelity Bank (1979-1993).

      ROBERT W. SCHARAR (49), President of the Fund. 5847 San Felipe, Suite 850, Houston, Texas 77057. President and Director of FCA Corp since 1983.

      IRIS R. CLAY (45), Secretary. 5847 San Felipe, Suite 4100, Houston, Texas 77057. Secretary (since February 1996), Assistant Vice President
      (1994-1996) and Assistant Secretary (1990-1994) of Capstone Financial Services, Inc., Capstone Asset Management Company and Capstone Asset Planning Company; officer of other Capstone Funds.

      LINDA G. GIUFFRE (36), Treasurer. 5847 San Felipe, Suite 4100, Houston, Texas 77057. Vice President and Treasurer (since February 1996) of Capstone Financial Services, Inc., Capstone Asset Management Company and Capstone Asset Planning Company; Treasurer (1990-1996) and Secretary
      (1994-1996) of Capstone Financial Services, Inc. and Capstone Asset Management Company; Treasurer (1990-1996) and Secretary (1995-1996) of Capstone Asset Planning Company; officer of other Capstone Funds.
      -------------- * Trustee who is an interested person as defined in the Investment Company Act of 1940.

     The trustees and officers of the Trust as a group own less than one percent of the outstanding Fund shares. The independent trustees also receive compensation for serving as directors of other investment companies sponsored by the Administrator.

     Each trustee not affiliated with the Adviser or Administrator is entitled to $250 for each Board meeting attended, and is paid a $1,000 annual retainer. The trustees and officers of the Trust are also reimbursed for expenses incurred in attending meetings of the Board of Trustees. For the fiscal year ended October 31, 1997, the Fund paid or accrued for the account of the trustees and officers, as a group for services and expenses in all capacities, a total of $6,372.

     The following table represents the fees paid during the 1997 calendar year to the trustees of the Trust and the total compensation each trustee received during that period from the Capstone Funds complex.

                               Compensation Table


                                            Pension or
                                            Retirement                 Total
                                             Benefits   Estimated  Compensation
                                Aggregate   Accrued As  Annual         from
                               Compensation   Part of   Benefits    Registrant
                                   from        Fund     Upon        and Complex
   Name of Person, Position    Registrant*   Expenses   Retirement    Paid to
                                                                    Trustees(4)

Eugene W. Potter, Jr. (1),     $1,000           $0          $0     $2,000 (2)
Trustee
James F. Leary, Trustee        $   250          $0          $0     $5,750 (2)(3)
John R. Parker, Trustee        $   125          $0          $0     $5,750 (2)(3)
Bernard J. Vaughan, Trustee    $1,500           $0          $0     $8,000 (2)(3)

------------
* Fund does not pay deferred compensation.
1  Deceased
2 Trustee of Capstone International Series Trust - Capstone Japan Fund
3 Director of Capstone Fixed Income Series, Inc. and Capstone Growth Fund, Inc. 4 Fund Complex includes ____ funds.

INVESTMENT ADVISORY AGREEMENT

      Pursuant to an investment advisory agreement dated November 25, 1991 between FCA Corp (the "Adviser") and Capstone International Series Trust (the "Trust") with respect to the Fund (the "Advisory Agreement"), the Adviser manages the investment of the Fund's assets and places orders for the purchase and sale of its portfolio securities. In connection with its responsibilities, the Adviser provides the Fund with research, analysis, advice, and economic and statistical data and judgments involving individual investments, general economic conditions and trends, and long-range investment policy.

      Under the Advisory Agreement, the Fund pays to the Adviser as compensation for the services rendered by it a fee, calculated daily and payable monthly, equal to an annual rate of 0.75% of the average net assets of the Fund. During the fiscal years ended October 31, 1996, 1997 and 1998, the Fund paid investment advisory fees in the amount of $______, $63,809, and $______, of which $______,$26,923, and $______, respectively, was reimbursed to the Fund pursuant to a voluntary expense limitation policy whereby the Adviser has agreed to reimburse to the Fund all or a portion of its advisory fees if the Fund's operating expenses exceed 2.5% of the Fund's average net assets. During the fiscal years ended October 31, 1996, 1997 and 1998, the annual total operating expenses of the Fund prior to and after the reimbursements by the Adviser were ____%, 2.89% and ____%, and ____% , 2.50% and ____%, respectively.

      The Advisory Agreement also provides that the Adviser shall not be liable to the Fund for any errors or losses unless they result from willful misfeasance, bad faith, gross negligence or reckless disregard of the Adviser's duties under the Advisory Agreement.

      The Advisory Agreement was last approved by the Board of Trustees on __________, 1998 and may be continued from year to year if specifically approved at least annually (a) by the Board of Trustees of the Trust or by vote of a majority of the Fund's shares and (b) by the affirmative vote of a majority of the trustees who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for such purpose. The Advisory Agreement provides that it shall terminate automatically if assigned and that it may be terminated without penalty by either party on 60 days' written notice.

ADMINISTRATION AGREEMENT

      Under an agreement ("Administration Agreement") between the Trust and Capstone Asset Management Company (the "Administrator"), the Administrator supervises all aspects of the Fund's operations other than the management of its investments. As part of these services, it oversees the performance of administrative and professional services to the Fund by others; provides office facilities; prepares reports to stockholders and the Securities and Exchange Commission; and provides personnel for supervisory, administrative and clerical functions. Except as noted below, the costs of these services are borne by the Administrator. For the Administrator's services, the Fund will pay to the Administrator a fee, calculated daily and payable monthly, equal to an annual rate of 0.25% of the Fund's average net assets. During the fiscal year ended October 31, 1998, the Fund paid administrative fees in the amount of $________.

      Under the Administration Agreement, the Fund bears the cost of its accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. The Fund also pays transfer agency fees, custodian fees, legal and auditing fees, the costs of printing reports to stockholders and the Securities and Exchange Commission, fees under the Service and Distribution Plan (see "Distribution") and all other ordinary expenses not specifically borne by the Administrator.

DISTRIBUTOR

      Capstone Asset Planning Company (the "Distributor"), 5847 San Felipe, Suite 4100, Houston, Texas 77057, acts as the principal underwriter of the Fund's shares pursuant to an agreement, dated August 10, 1992, with the Trust (the "Distribution Agreement"). The Distributor has the exclusive right to distribute Fund shares in a continuous offering through affiliated and unaffiliated dealers. The Distributor's obligation is a "best efforts" arrangement under which the Distributor is required to take and pay for only such Fund shares as may be sold to the public. The Distributor is not obligated to sell any stated number of shares. The Distributor bears the cost of printing (but not typesetting) prospectuses used in connection with this offering and the cost and expense of supplemental sales literature, promotion and advertising. Effective August 21, 1995, the front end sales load applicable to sales of the Fund's shares was eliminated. Prior to August 21, 1995, sales of Fund shares were subject to a sales charge equal to a percentage of the net asset value of the sales to be purchased. The sales charge was paid to the Distributor, who reallowed a portion of the sales charge to broker-dealers who have an agreement with the Distributor to participate in the offering of Fund shares. During the fiscal years ended October 31, 1996, 1997 and 1998, the Distributor received $_____, $_____ and $_____ from the sale of Fund shares and retained $_____, $_____ and $_____.

      The Distribution Agreement is renewable from year to year if approved (a) by the Trust's Board of Trustees or by a vote of a majority of the Fund's shares or (b) by the affirmative vote of a majority of trustees who are not parties to the Distribution Agreement or interested persons of any party, by votes cast in person at a meeting called for such purpose. The Distribution Agreement provides that it will terminate if assigned, and that it may be terminated without penalty by either party on 60 days' written notice.

      The following table indicates payments to the Distributor by the Fund during its fiscal year ended October 31, 1998.

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      (1)              (2)             (3)             (4)             (5)
    Name of            Net        Compensation      Brokerage         Other
   Principal      Underwriting   on Redemptions    Commissions    Compensation
  Underwriter     Discounts and  and Repurchases
                   Commissions
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To be provided
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      The Fund adopted,  effective September 1, 1992, a Service and Distribution
Plan (the "Plan") pursuant to Rule 12b-1 of the Investment Company Act of 1940 which permits the Fund to absorb certain expenses in connection with the distribution of its shares and provision of certain services to stockholders. See "Management of the Fund - Distributor" in the Fund's Prospectus. As required by Rule 12b-1, the Fund's Plan and related agreements were approved by a vote of the Fund's Board of Trustees, and by a vote of the trustees who are not "interested persons" of the Fund as defined under the 1940 Act and have no direct or indirect interest in the operation of the Plan or any agreements related to the Plan (the "Plan Trustees"), and by the Fund's stockholders at the Special Meeting of Stockholders held August 10, 1992.

      As required by Rule 12b-1, the trustees will review quarterly reports prepared by the Distributor on the amounts expended and the purposes for the expenditures. The Fund paid $21,261 in 12b-1 fees during the fiscal year ended October 31, 1997. Of this amount, approximately $4,450 was paid to outside Service Organizations and the balance was retained by the Distributor as reimbursement of distribution-related expenses including, but not limited to: compensation of Capstone employees who engage in or support the marketing and servicing efforts on behalf of the Fund (approximately $71,679); printing of advertising materials, prospectuses and financial reports distributed to prospective investors (approximately $6,481); postage and mailing expenses (approximately $4,447); and miscellaneous costs and expenses incurred in the operation of the Plan (approximately $14,890).

      The Plan and related agreements may be terminated at any time by a vote of the Plan Trustees or by a vote of a majority of the Fund's outstanding voting securities. As required by Rule 12b-1, selection and nomination of the disinterested trustees for the Fund is committed to the discretion of the trustees who are not "interested persons" as defined under the 1940 Act.

      Any change in the Plan that would materially increase the distribution expenses of the Fund requires stockholder approval, but otherwise, the Plan may be amended by the trustees, including a majority of the Plan Trustees.

      The Plan will continue in effect for successive one year periods provided that such continuance is specifically approved by a majority of the trustees, including a majority of the Plan Trustees. Continuance of the Plan was last approved by a majority of trustees and Plan Trustees on May 12, 1997. In compliance with the Rule, the trustees, in connection with both the adoption and continuance of the Plan, requested and evaluated information they thought necessary to make an informed determination of whether the Plan and related agreements should be implemented, and concluded, in the exercise of reasonable business judgment and in light of their fiduciary duties, that there is a reasonable likelihood that the Plan and related agreements will benefit the Fund and its stockholders.

PORTFOLIO TRANSACTIONS AND BROKERAGE

      The Adviser is responsible for decisions to buy and sell securities for the Fund and for the placement of its portfolio business and the negotiation of the commissions paid on such transactions. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed that a better price and execution can be obtained by using a broker. Except to the extent that the Fund may pay higher brokerage commissions for brokerage and research services (as described below) on a portion of its transactions executed on securities exchanges, the Adviser seeks the best security price at the most favorable commission rate. In selecting dealers and in negotiating commissions, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one firm are believed to meet these criteria, preference may be given to firms which also provide research services to the Fund or the Adviser.

      The Adviser may effect securities transactions through the Distributor, TradeStar Investments, Inc. and Williams MacKay Jordan & Co., Inc., broker-dealer affiliates of the Administrator, provided such placement of orders is consistent with the Fund's objective of obtaining best price and execution.

      Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer who supplies brokerage and research services a commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction. Brokerage and research services include (a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts, and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody).

      The Trust's Board of Trustees has authorized the Adviser to cause the Fund to incur brokerage commissions in an amount higher than the lowest available rate in return for research services provided to the Adviser that provide lawful and appropriate assistance to the Adviser in the performance of its decision-making responsibilities. The Adviser is of the opinion that the continued receipt of supplemental investment research services from dealers is essential to its provision of high quality portfolio management services to the Fund. The Adviser undertakes that such higher commissions will not be paid by the Fund unless (a) the Adviser determines in good faith that the amount is reasonable in relation to the services in terms of the particular transaction or in terms of the Adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion, (b) such payment is made in compliance with the provisions of Section 28(e) and other applicable state and Federal laws and regulations, and (c) in the opinion of the Adviser, the total commissions paid by the Fund are reasonable in relation to the expected benefits to the Fund over the long term. The investment advisory fee paid by the Fund under the Advisory Agreement is not reduced as a result of the Adviser's receipt of research services.

      Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and subject to seeking best execution and such other policies as the Board of Trustees may determine, the Adviser may consider sales of Fund shares as a factor in the selection of dealers to execute portfolio transactions for the Fund.

      The Adviser places portfolio transactions for other advisory accounts. Research services furnished by firms through which the Fund effects its securities transactions may be used by the Adviser in servicing all of its accounts; not all of such services may be used by the Adviser in connection with the Fund. In the opinion of the Adviser, the benefits from research services to each of the accounts (including the Fund) managed by the Adviser cannot be measured separately. Because the volume and nature of the trading activities of the accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each account for brokerage and research services will vary. However, in the opinion of the Adviser, such costs to the Fund will not be disproportionate to the benefits received by the Fund on a continuing basis.

      The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Fund. In making such allocations among the Fund and other advisory accounts, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

      During the fiscal year ended October 31, 1997, the Fund incurred brokerage commissions of $25,285 which represented 0.30% of the Fund's average net assets. Securities transactions effected through brokers who furnished the Fund with statistical, research and advisory information amounted to $4,430,477 (100% of the aggregate dollar amount of transactions executed with a commission), and commissions paid by the Fund on these trades totaled $25,285 (100% of total commissions). The Fund also executed trades in the amount of $728,818 in which a "mark up" (the dealer's profit) was included in the price of the securities.

      During the fiscal years ended October 31, 1996 and 1995, the Fund paid $30,855 and $14,520, respectively, in brokerage commissions on portfolio trades. There were no transactions effected through affiliated brokers during those years.

DETERMINATION OF NET ASSET VALUE

      The Fund's net asset value is computed, Monday through Friday, as of the close of regular trading on the New York Stock Exchange, which is currently 4:00 p.m. Eastern time. The Fund's net asset value will not be computed on the following holidays: New Year's Day, Martin Luther King's Birthday, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The Fund will in some cases value its portfolio securities as of days on which the New Zealand Stock Exchange is closed for holidays or other reasons. At such times, the Fund will follow such procedures as the trustees have determined to be reasonable.

      The Fund's net asset value per share is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including any accrued expenses) by the total number of Fund shares outstanding at such time. To avoid large fluctuations in the computed net asset value, accrued expenses will be charged against the Fund on a daily basis, i.e. 1/360 of the annual amount due by the Fund each year.

      Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates at 17:00 Greenwich Mean Time on each U.S. business day.

      Portfolio securities which are primarily traded on securities exchanges are valued at the last sale price on that exchange or, if there is no recent last sale price available, at the last current bid quotation. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. All other equity securities not so traded are valued at the last current bid quotation prior to the time of valuation.

      Debt securities, except short-term obligations, are valued by using market quotations or independent pricing services which use prices provided by market makers or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics. Other securities, including restricted securities, and other assets are valued at fair value as determined in good faith by the Board of Trustees. Because of the need to obtain prices as of the close of trading on the New Zealand Stock Exchange, the calculation of net asset value does not take place contemporaneously with the determination of the prices of the majority of the portfolio securities. If an event were to occur after the value of a Fund instrument was so established but before the net asset value per share is determined which is likely to materially change the net asset value, the Fund instrument would be value using fair value considerations established by the Board of Trustees.

HOW TO BUY AND REDEEM SHARES

      Shares of the Fund are sold in a continuous offering without a sales charge and may be purchased on any business day through authorized dealers, including Capstone Asset Planning Company. Certain broker-dealers assist their clients in the purchase of shares from the Distributor and charge a fee for this service in addition to the Fund's public offering price.

      After an order is received by the Distributor, shares will be credited to a stockholder's account at the net asset value next computed after an order is received. See "Determination of Net Asset Value". Initial purchases must be at least $200; however, this requirement may be waived by the Distributor for plans involving continuing investments. There is no minimum for subsequent purchases of shares. No stock certificates representing shares purchased will be issued except upon written request to the Fund's Transfer Agent. The Fund's management reserves the right to reject any purchase order if, in its opinion, it is in the Fund's best interest to do so. See "Purchasing Shares" in the Prospectus.

      Generally, stockholders may require the Fund to redeem their shares by sending a written request, signed by the record owner(s), to the Capstone New Zealand Fund, c/o First Data Investor Services Group, Inc., P.O. Box 61503, 3200 Horizon Drive, King of Prussia, Pennsylvania 19406-0903. In addition, certain expedited redemption methods are available. See "Redemption and Repurchase of Shares" in the Prospectus.

TAXES

      The following discussion summarizes certain U.S. Federal tax considerations incident to an investment in the Fund. Investors are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

      The Fund intends to qualify annually and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). Qualification and election to be taxed as a regulated investment company involves no supervision of management or investment policies or practices by any government agency.

      To qualify as a regulated investment company, the Fund must, among other things: (1) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in stock, securities or foreign currencies; (2) diversify its holdings so that, at the end of each quarter of the taxable year (i) at least 50% of the market value of the Fund's assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other regulated investment companies); and (3) distribute in each taxable year at least 90% of its investment company taxable income (which includes, among other items, dividends, interest, certain foreign currency gains and net short-term capital gains in excess of net long-term capital losses).

      The Treasury Department is authorized to issue regulations to provide that foreign currency gains that are not directly related to the Fund's principal business of investing in stock or securities (or options and futures with respect to stock or securities) may be excluded from the income which qualifies for purposes of the 90% gross income requirement described above. To date, however, no regulations have been issued.

      As a regulated investment company, the Fund generally will not be subject to Federal income tax on its investment company taxable income and net capital gains (net long-term capital gains in excess of net short-term capital losses), if any, that it distributes to stockholders. The Fund intends to distribute to its stockholders, at least annually, substantially all of its investment company taxable income and net capital gains.

      The Fund may invest in stocks of foreign companies that are classified under the Code as passive foreign investment companies ("PFICs"). In general, a foreign company is classified as a PFIC if at least one-half of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. Under the PFIC rules, an "excess distribution" received with respect to PFIC stock is treated as having been realized ratably over the period during which the Fund held the PFIC stock. The Fund itself will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund's holding period in prior taxable years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior taxable years) even though the Fund distributes the corresponding income to stockholders. Excess distributions include any gain from the sale of PFIC stock as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

      The Fund may be able to elect alternative tax treatment with respect to PFIC stock. Under an election that currently may be available, the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, another election would involve marking-to-market the Fund's PFIC shares at the end of each taxable year, with the result that unrealized gains would be treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior years.

      Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC stock, as well as subject the Fund itself to tax on certain income from PFIC stock, the amount that must be distributed to stockholders, and which will be taxed to stockholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC stock.

      Certain of the debt securities acquired by the Fund may be treated as debt securities that were originally issued at a discount. Original issue discount can generally be defined as the difference between the price at which a security was issued and its stated redemption price at maturity. Although no cash income is actually received by the Fund, original issue discount on a taxable debt security earned in a given year generally is treated for Federal income tax purposes as interest and, therefore, such income would be subject to the distribution requirements of the Code.

      Amounts not distributed by the Fund on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax. To prevent imposition of the tax, the Fund must distribute during each calendar year an amount equal to the sum of: (1) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year; (2) at least 98% of its capital gains in excess of its capital losses for the twelve month period ending on October 31 of the calendar year (reduced by certain net operating losses, as prescribed by the Code); and (3) all ordinary income and capital gain net income from previous years that were not distributed during such years. A distribution will be treated as paid on December 31 of the calendar year if it is declared by the Fund in October, November or December of that year to stockholders on a record date in such a month and paid by the Fund during January of the following calendar year. Such a distribution will be taxable to stockholders in the calendar year in which it is declared, rather than the calendar year in which it is received. To prevent application of the excise tax, the Fund intends to make its distributions in accordance with the calendar year distribution requirement.

      If the Fund retains net capital gains for reinvestment (although it has no plans to do so), the Fund may elect to treat such amounts as having been distributed to its stockholders. As a result, the stockholders would be subject to tax on undistributed net capital gains, would be able to claim their proportionate share of the Federal income taxes paid by the Fund on such gains as a credit against their own Federal income tax liabilities, and would be entitled to an increase in their basis in their Fund shares.

      Distributions. Dividends paid out of the Fund's investment company taxable income, whether received in cash or reinvested in Fund shares, will be taxable to a stockholder as ordinary income. The excess of net long-term capital gains over the short-term capital losses realized and distributed by the Fund, whether paid in cash or reinvested in Fund shares, will generally be taxable to shareholders as either "20% Rate Gain" or "28% Rate Gain," depending upon the Fund's holding period for the assets sold. "20% Rate Gains" arise from sales of assets held by the Fund for more than 18 months and are subject to a maximum tax rate of 20%; "28% Rate Gains" arise from sales of assets held by the Fund for more than one year but no more than 18 months and are subject to a maximum tax rate of 28%. Net capital gains from assets held for one year or less will be taxed as ordinary income. Distributions will be subject to these capital gain rates regardless of how long a stockholder has held Fund shares.

      Dividends received by corporate stockholders may qualify for the dividends received deduction to the extent the Fund designates its dividends as derived from dividends from domestic corporations. The amount designated by the Fund as so qualifying cannot exceed the aggregate amount of dividends received by the Fund from domestic corporations for the taxable year. Since the Fund's income may not consist exclusively of dividends eligible for the corporate dividends received deduction, its distributions of investment company taxable income likewise may not be eligible, in whole or in part, for that deduction. The alternative minimum tax applicable to corporations may reduce the benefits of the dividends received deductions. The dividends received deduction may be further reduced if the shares of the Fund are debt-financed or are deemed to have been held less than 46 days.

      All distributions are taxable to stockholders whether reinvested in additional shares of the Fund or received in cash. Stockholders receiving distributions in the form of additional shares will have a cost basis for Federal income tax purposes in each share received equal to the net asset value of a share of the Fund on the reinvestment date. Stockholders will be notified annually as to the Federal tax status of distributions paid to them by the Fund.

      Distributions by the Fund reduce the net asset value of the Fund shares. Should a distribution reduce the net asset value below a stockholder's cost basis, the distribution nevertheless would be taxable to the stockholder as ordinary income or capital gain as described above, even though, from an investment standpoint, it may constitute a partial return of capital. In particular, investors should be careful to consider the tax implications of buying shares just prior to a distribution by the Fund. The price of shares purchased at that time includes the amount of the forthcoming distribution, but the distribution will generally be taxable to them.

      Options, Futures and Forward Foreign Currency Contract Transactions. Many of the options, futures and forward foreign currency contracts that may be entered into by the Fund will be classified as "section 1256 contracts." Generally, gains or losses on section 1256 contracts are considered to be 60% long-term and 40% short-term capital gains or losses ("60/40"); however, foreign currency gains or losses (as discussed below) arising from certain section 1256 contracts may be treated as ordinary income or loss. Also, section 1256 contracts held by the Fund at the end of each taxable year are "marked-to-market" with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is generally treated as 60/40 gain or loss.

      Generally, the transactions involving options, futures and forward foreign currency contracts that may be undertaken by the Fund may result in "straddles" for Federal income tax purposes. The straddle rules may affect the character of gains (or losses) realized by the Fund. In addition, losses realized by the Fund on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which such losses are realized. Because only a few regulations implementing the straddle rules have been promulgated, the tax consequences to the Fund of transactions in options, futures and forward foreign currency contracts are not entirely clear. These transactions may increase the amount of short-term capital gain realized by the Fund, which is taxed as ordinary income when distributed to stockholders.

      The Fund may make one or more of the elections available under the Code which are applicable to straddles. If the Fund makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to defer the recognition of losses and/or accelerate the recognition of gains or losses from the affected straddle positions.

      Because application of the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which must be distributed to stockholders, and which will be taxed to stockholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not engage in such transactions.

      Certain requirements that must be met in order for the Fund to qualify as a regulated investment company may limit the extent to which the Fund will be able to undertake transactions involving options, futures and forward foreign currency contracts.

      Foreign Currency Gains and Losses. Under the Code, gains or losses attributable to fluctuations in foreign currency exchange rates which occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on the disposition of debt securities denominated in a foreign currency and on the disposition of certain options, futures, forward foreign currency contracts and forward contracts with respect to debt securities, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains or losses, referred to under the Code as "section 988" gains or losses, may increase or decrease the amount of the Fund's investment company taxable income to be distributed to its stockholders as ordinary income.

      Foreign Taxes. Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Under their current income tax treaty, between the United States and New Zealand, the withholding tax imposed by New Zealand on dividends from New Zealand sources is generally 15% and the withholding tax on interest from New Zealand is generally 10%. It is impossible to determine the rate of foreign tax in advance, since the amount of the Fund's assets to be invested in various countries is not known.

      If more than 50% of the value of the Fund's total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible to elect to "pass-through" to the Fund's stockholders the amount of foreign income and similar taxes paid by the Fund. If this election is made, a stockholder will be required to include in gross income (in addition to taxable dividends actually received) his pro rata share of the foreign income and similar taxes paid by the Fund, and generally will be entitled either to deduct (as an itemized deduction) his pro rata share of such foreign taxes in computing his taxable income or to use it (subject to limitations) as a foreign tax credit against his Federal income tax liability. Each stockholder will be notified within 60 days after the close of the Fund's taxable year whether the Fund has elected to "pass-through" its foreign taxes for that year and, if so, the relevant amounts of foreign tax and foreign source income to be taken into account by the stockholder. It cannot be determined in advance whether the Fund will be eligible to make the foreign tax pass-through election. If the Fund is ineligible to do so, the foreign income and similar taxes incurred by it generally will reduce the Fund's investment company taxable income that is distributable to stockholders.

      Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the stockholder's U.S. Federal income tax attributable to his total foreign source taxable income. For this purpose, if the pass-through election is made, the source of the Fund's income will flow through to its stockholders. With respect to the Fund, gains from the sale of securities generally will be treated as derived from U.S. sources and certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables will be treated as derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source passive income and to certain other types of income. Stockholders may be unable to claim a credit for the full amount of their proportionate share of foreign taxes paid by the Fund. The foreign tax credit may offset only 90% of the alternative minimum tax (prior to reduction for the "regular" tax liability for the year) imposed on corporations and individuals. In addition, foreign taxes may not be deducted by a stockholder that is an individual in computing alternative minimum taxable income.

      The foregoing is a general description of the foregoing tax credit under current law. Because application of the credit depends on the particular circumstances of each stockholder, stockholders are advised to consult their own tax advisers.

      Disposition of Shares. Upon a taxable disposition (for example, a redemption) of Fund shares, a stockholder may realize a taxable gain or loss, depending upon his basis in his shares. That gain or loss will be a capital gain or loss if the shares are capital assets in the stockholder's hands, and generally will be long-term or short-term depending upon the stockholder's holding period for the shares. Any loss realized by a stockholder on a disposition of Fund shares held by the stockholder for six months or less will be treated as a long-term capital loss to the extent of any distributions of capital gain dividends received by the stockholder with respect to such shares. Any loss realized on a disposition will be disallowed to the extent the shares disposed of are replaced (whether by reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the shares. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

      Under certain circumstances, the sales charge incurred in acquiring shares of the Fund may not be taken into account in determining the gain or loss on the disposition of those shares. This rules applies where shares of the Fund are exchanged within 90 days after the date they were purchased and new shares of a Capstone Fund or another regulated investment company are acquired without a sales charge or at a reduced sales charge. In that case, the gain or loss recognized on the exchange will be determined by excluding from the tax basis of the shares exchanged all or a portion of the sales charge incurred in acquiring those shares. This exclusion applies to the extent that the otherwise applicable sales charge with respect to the newly acquired shares is reduced as a result of having incurred a sales charge initially. The portion of the sales charge affected by this rule will be treated as a sales charge for the new shares.

      Backup Withholding. The Fund may be required to withhold Federal income tax at the rate of 31% of all taxable distributions from the Fund and of gross proceeds from the redemption of the Fund shares payable to stockholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Corporate stockholders and certain other stockholders specified in the Code generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the stockholder's Federal income tax liability.

      Foreign Stockholders - U.S. Federal Income Taxation. U.S. Federal income taxation of a stockholder who, as to the United States, is a non-resident alien individual, a foreign trust or estate, a foreign corporation, or a foreign partnership (a "foreign stockholder") depends on whether the income from the Fund is "effectively connected" with a U.S. trade or business carried on by such stockholder, as discussed generally below. Special U.S. Federal income tax rules that differ from those described below may apply to foreign persons who invest in the Fund. For example, the tax consequences to a foreign stockholder entitled to claim the benefits of an applicable tax treaty may be different from those described below. Foreign stockholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

      Foreign Stockholders - Income Not Effectively Connected. If the income from the Fund is not effectively connected with a U.S. trade or business carried on by the stockholder, distributions of investment company taxable income generally will be subject to a U.S. Federal withholding tax of 30% (or lower treaty rate) on the gross amount of the distribution. Foreign stockholders may also be subject to the U.S. Federal withholding tax on the income resulting from any election by the Fund to treat foreign taxes paid by it as paid by its stockholders, but foreign stockholders will not be able to claim a credit or deduction for the foreign taxes treated as having been paid by them.

      Distributions of net capital gains, if any, designated by the Fund as capital gain dividends (as well as amounts retained by the Fund which are designated as undistributed capital gains) and gain realized upon a disposition of Fund shares generally will not be subject to U.S. Federal income tax unless the foreign stockholder is a non-resident alien individual and is physically present in the United States for more than 182 days during the taxable year. However, this rule only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year generally is treated as a resident for U.S. Federal income tax purposes and is taxable on his worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% U.S. Federal withholding tax. In the case of certain foreign stockholders, the Fund may be required to withhold U.S. Federal income tax at a rate of 31% of distributions of net capital gains and of the gross proceeds from a redemption of Fund shares unless the stockholder furnishes the Fund with certifications regarding the stockholder's foreign status. See "Backup Withholding."

      Foreign Stockholders - Income Effectively Connected. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign stockholder, then all distributions and any gains realized upon the disposition of Fund shares will be subject to U.S. Federal income tax at the graduated rates applicable to U.S. citizens and domestic corporations. Foreign stockholders that are corporations may also be subject to the branch profits tax.

      Foreign Stockholders - Estate Tax. Foreign individuals generally are subject to U.S. Federal estate tax on their U.S. situs property, such as shares of the Fund, that they own at the time of their death. Certain credits against such tax and relief under applicable tax treaties may be available.

      Other Taxes. Distributions and redemption proceeds with respect to the Fund also may be subject to state, local and foreign taxes, depending upon each stockholder's particular situation. Stockholders are advised to consult their tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

      The following table sets forth information concerning such persons which, to the knowledge of the Fund's Board of Trustees, owned, of record, more than five percent of the Fund's shares as of February 17, 1998:

Name and Address                                  Percent of Ownership

Smith Barney Shearson                                    14.10%
333 West 34th Street, 7th Floor
New York, New York  10001

Charles Schwab & Company, Inc.                           13.36%
Special Custody Account for Benefit
  of its Customers
101 Montgomery Street
San Francisco, California  94104

Merrill Lynch                                            5.96%
4800 Deer lake Drive East, 3rd Floor
Jacksonville, Florida  3246

OTHER INFORMATION

      Custody of Assets. All securities owned by the Fund and cash from the sale of securities in the Fund's investment portfolio are held by The Fifth Third Bank (the "custodian"), 38 Fountain Square, Cincinnati, Ohio 45263.

      Stockholder Reports. Semi-annual reports are furnished to stockholders, and annually the financial statements in such reports are audited by the independent accountants.

      Independent Accountants. Briggs, Bunting & Dougherty, LLP, Two Logan Square, Suite 2121, Philadelphia, PA 19103-4901, the independent accountants for the Fund, performs annual audits of the Fund's financial statements.

      Legal Counsel. Dechert Price & Rhoads, 1775 Eye Street, N.W., Washington, DC 20006 is legal counsel to the Fund.

      Transfer  and  Shareholder   Servicing  Agent.  The  Fund's  transfer  and
shareholder servicing agent is First Data Investor Services Group, Inc., 3200 Horizon Drive, P.O. Box 61503, King of Prussia, Pennsylvania 19406-0903

                                   APPENDIX A


                               RATING DEFINITIONS

                                LONG-TERM RATINGS


AAA rated corporations, financial institutions, governments or asset-backed financing structures (entities) have an extremely strong capacity to pay interest and repay principal in a timely manner.

AA rated entities have a strong capacity to pay interest and repay principal in a timely manner and differ from the highest rated entities only in small degree.

A rated entities have a strong capacity to pay interest and repay principal in a timely manner although they may be somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than those in higher rating categories.

BBB rated entities have a satisfactory or adequate capacity to pay interest and repay principal in a timely manner. Protection levels are more likely to be weakened by adverse changes in circumstances and economic conditions than for borrowers in higher rating categories.

Entities rated "BB", "B", "CCC", "CC" and "C" are regarded as having predominantly speculative characteristics with respect to the capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest. While such entities will likely have some quality and protective characteristics these are outweighed by large uncertainties or major exposures to adverse conditions.

BB rated entities face ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to a less adequate capacity to meet timely debt service commitments.

B rated entities are more vulnerable to adverse business, financial or economic conditions than entities in higher rating categories. This vulnerability is likely to impair the borrower's capacity or willingness to meet timely debt service commitments.

CCC rated entities have a currently identifiable vulnerability to default and are dependent upon favorable business, financial and economic conditions to meet timely debt service commitments. In the event of adverse business, financial or economic conditions, they are not likely to have the capacity to pay interest and repay principal.

CC is typically applied to debt subordinated to senior debt that is assigned an actual or implied "CCC" rating.

C rated entities have a high risk of default or are reliant on arrangements with third parties to prevent defaults.

D rated entities are in default. The rating is assigned when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired. The "D" rating is also used upon the filing of insolvency petition or a request to appoint a receiver if debt service payments are jeopardized.

Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Rating Watch highlights an emerging situation which may materially affect the profile of a rated corporation.

                               SHORT-TERM RATINGS

                   Includes Commercial Paper (up to 12 months)

A.1 rated entities possess a strong degree of safety regarding timely payment. Those entities determined to possess extremely strong safety characteristics are denoted with an "A.1+" designation.

A.2 rated entities have a satisfactory capacity for timely payment. However, the relative degree of safety is not as high as for those rated "A.1".

A.3 rated entities have an adequate capacity for timely repayment. They are more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B rated entities have only a speculative capacity for timely payment. Those with a "B.1" have a greater capacity to meet obligations and are somewhat less likely to be weakened by adverse changes in the environment and economic conditions than those rated "B.2".

C.1 rated entities possess a doubtful capacity for payment.

D.1 rated entities are in default.

Ratings of BBB- (Long-Term) or A.3 (Short-Term) and above are investment grade.

                                   APPENDIX B


      As stated in the Prospectus, the Fund has the authority to invest in options on stock and stock indexes, futures contracts, options on futures contracts and repurchase agreements, although the Fund does not currently intend to trade in such instruments during the next twelve months.

      Hedging Transactions. As indicated above, the Fund is authorized to engage in certain types of hedging practices. These practices, which the Fund will undertake only for hedging purposes, include entering into interest-rate and index futures contracts and purchasing and writing put and call options on those contracts, on individual securities and on stock indexes. It is anticipated that use of these practices by the Fund will be very limited. In addition, the Fund's options transactions will be subject to trading and position limits of various exchanges. Tax considerations also may limit the Fund's ability to engage in forward contracts and futures and options.

      Interest-rate futures contracts create an obligation to purchase or sell specified amounts of debt securities on a specified future date. Although these contracts generally call for making or taking delivery of the underlying securities, the contracts are in most cases closed out before the maturity date by entering into an offsetting transaction which may result in a profit or loss. Securities index futures contracts are contracts to buy or sell units of a particular index of securities at a specified future date for an amount equal to the difference between the original contract purchase price and the price at the time the contract is closed out, which may be at maturity or through an earlier offsetting transaction.

      The purchase or writing of put or call options on futures contracts or individual securities would give the Fund, respectively, the right or obligation to sell or purchase the underlying futures contract or security at the stated exercise price any time before the option expires. The purchase or writing of put and call options on stock indexes would give the Fund, respectively, the right or obligation to receive or pay a specified amount at any time prior to expiration of the option. The value of the option varies with aggregate price movements of the stocks reflected in the index. The Fund's risk in purchasing an option, if the price of the underlying security or index moves adverse to the purchaser, is limited to the premium it pays for the option. If price movements are favorable, on the other hand, the option will increase in value and the Fund would benefit from sale or exercise of the option. As the writer of an option, the Fund would receive a premium. The premium would be gain to the Fund if price movements in the underlying items are favorable to the writer and would reduce the loss if price movements are unfavorable. Any call options written by the Fund will be "covered", i.e., backed by securities owned by the Fund. The writing of a covered call option tends to limit the Fund's opportunity to profit from an increase in value of the underlying securities to the amount of the premium.

      To the extent required by applicable law and regulatory policy, the Fund may deal only in options and futures that are traded on exchanges.

      These hedging transactions, if any, would involve brokerage costs and require the Fund to make margin deposits against its performance obligations under the contracts. The Fund may also be required to segregate assets in an amount equal to the value of instruments underlying its futures contracts, call options purchased and put options written; to otherwise "cover" its futures and options positions; or to limit these transactions so that they are backed to a level of 300 percent by total Fund assets. The aggregate of initial margin deposits for futures contracts and related options and premiums paid for open futures options may not exceed 5 percent of the fair market value of the Fund's assets.

      If the Fund engages in hedging transactions, there can be no assurance that these transactions will be successful. Securities prices and interest rates may change in unanticipated manners or may move in ways which do not correlate closely to movements in the value of securities held by the Fund. Additionally, there can be no assurance that offsetting transactions will be available at any given time to enable the Fund to close out particular futures or options contracts. If these contracts cannot be closed out, the Fund may incur losses in excess of its initial margin deposit. The bankruptcy of a broker or other person with whom the Fund has an open futures or options position may also expose the Fund to risk of losing its margin deposits or collateral.

Repurchase Agreements

      The Fund may agree to purchase debt securities from financial institutions subject to the seller's agreement to purchase them at an agreed upon time and price ("repurchase agreements"). The securities held subject to a repurchase agreement may have stated maturities exceeding a year, provided the repurchase agreement itself matures in less than one year. The financial institutions with whom the Fund may enter into repurchase agreements will be banks, and non-bank dealers of U.S. Government securities that are listed on the Federal Reserve Bank of New York's list of reporting dealers, if such banks and non-bank dealers are deemed creditworthy by the Fund's Adviser. The Adviser will continue to monitor creditworthiness of the seller under the repurchase agreement, and will require the seller to maintain during the term of the agreement the value of the securities subject to the agreement at not less than the repurchase price. In addition, the Adviser will mark-to-market daily the value of the securities, and will, if necessary, require the seller to deliver additional securities to ensure that the value is not less than the repurchase price. Default by or bankruptcy of the seller would, however, expose the Fund to possible loss because of adverse market action or delays in connection with the disposition of the underlying obligations.

                       CAPSTONE INTERNATIONAL SERIES TRUST
                            CAPSTONE NEW ZEALAND FUND
                                OTHER INFORMATION
                       (PART C TO REGISTRATION STATEMENT NO. 33-6867)


Item 24. Exhibits

  1     Copy of Declaration of Trust as amended and restated September 29, 1986;
        Exhibit 1 to Pre-Effective Amendment No. 1 to Registration No. 33-6867.

  1(a) Proposed form of Written Instrument of the Trustees Amending Name of the Trust; Exhibit 1(a) to Post-Effective Amendment No. 2 to Registration No. 33-6867.

  1(b) Amendment and Restatement to the Declaration of Trust dated September 19, 1991 to establish and designate a separate series, New Zealand Fund;
        Exhibit 1(b) to Post-Effective Amendment No. 9 to Registration No. 33-6867.

  2(a) Copy of By-Laws; Exhibit 2 to Pre-Effective Amendment No. 1 to Registration No. 33-6867.

  2(b) Copy of Amendment to By-Laws dated July 24, 1989; Exhibit 2(b) to Post-Effective Amendment No. 5 to Registration No. 33-6867.

  3     None.

  4(a) Proposed form of Investment Advisory Agreement between Capstone International Series Trust, on behalf of New Zealand Fund, and FCA Corp; Exhibit 5(e) to Post-Effective Amendment No. 9 to Registration No. 33-6867.

  4(b) Copy of Investment Advisory Agreement between Capstone International Series Trust, on behalf of Capstone Japan Fund, and FCA Corp. Filed with Post-Effective Amendment No. 28 to Registration No. 33-6867.

  5(a) Proposed form of General Distribution Agreement between Capstone International Series Trust, on behalf of New Zealand Fund, and Capstone Asset Planning Company; Exhibit 6(e) to Post-Effective Amendment No. 19 to Registration No. 33-6867.

  5(b) Copy of General Distribution Agreement dated August 10, 1992 between Capstone International Series Trust, on behalf of Capstone Nikko Japan Fund, and Capstone Asset Planning Company; Exhibit 6(g) to Post-Effective Amendment No. 18 to Register State No. 33-6867.

  6     None.

  7 Copy of Custodian Agreement between Capstone International Series Trust and Fifth Third Bank. Filed with Post-Effective Amendment No. 28 to Registration No. 33-6867.

  8(a) Copy of Administration Agreement between Capstone International Series Trust, on behalf of Nikko Japan Tilt Fund, and
        Capstone Asset  Management  Company dated April 24, 1989;
        Exhibit  9(a)(3) to  Post-Effective  Amendment No. 3 to
        Registration No. 33-6867.

  8(b) Copy form of Administration Agreement between Capstone International Series Trust, on behalf of New Zealand Fund, and Capstone Asset Management Company; Exhibit 9(a)(5) to Post-Effective Amendment No. 9 to Registration No. 33-6867.

  8(c) Copy of Agency Agreement between Investors International Series Trust and Capstone Financial Services, Inc. dated October 2, 1987;
        Exhibit 9(b)(2) to Post-Effective Amendment No. 1 to Registration No. 33-6867.

  8(d) Copy of Shareholder Services Agreement between Capstone International Series Trust and Fund/Plan Services, Inc. dated February 1, 1991;
        Exhibit 9(b)(3) to Post-Effective Amendment No. 7 to Registration No. 33-6867.

  9 Opinion of Dechert Price & Rhoads; Exhibit 10 to Rule 24f-2 Notice dated December 20, 1996.

  10(a) Powers of Attorney for Messrs. James F. Leary, John R. Parker and
        Bernard J. Vaughan. Filed with Post-Effective Amendment No. 28 to Registration No. 33-6867.

  10(b) Consent of Briggs, Bunting & Dougherty, LLP, to be filed by amendment.

  11    None.

  12    None.

  13 Form of Service and Distribution Plan. Filed with Post-Effective Amendment No. 28 to Registration No. 33-6867.

  14    Financial Data Schedule to be filed by amendment.

  15    None.

Item 24. Persons Controlled by or under Common Control with Registrant

         Registrant does not control and is not under common control with any person.

Item 25. Indemnification

         The Declaration of Trust of the Registrant includes the following:

               Section 4.3.   Mandatory Indemnification.

         (a) Subject to the  exceptions and  limitations  contained in paragraph
(b) below:

               (i) every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

               (ii) the words "claim", "action", "suit", or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Trustee or officer:

               (i) against any liability to the Trust or the Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

               (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust;

               (iii) in the  event  of a  settlement  or other  disposition  not involving a final  adjudication  as  provided in  paragraph
                     (b)(i) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

                     (A) By the court or other body approving the settlement or other disposition; or

                     (B) based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (1) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (2) written opinion of independent legal counsel.

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

         (d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 4.3 may be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

               (i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

               (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

               As used in this Section 4.3, a "Disinterested Trustee" is one who is not (i) an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised by the Securities and Exchange Commission that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         To the extent that the Declaration of Trust, By-Laws or any other instrument pursuant to which the Registrant is organized or administered indemnify any trustee or officer of the Registrant, or that any contract or agreement indemnifies any person who undertakes to act as investment advisor or principal underwriter to the Registrant, any such provision protecting or purporting to protect such persons against any liability to the Registrant or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of his duties, or by reason of his reckless disregard of his duties pursuant to the conduct of his office or obligations pursuant to such contract or agreement, will be interpreted and enforced in a manner consistent with the provisions of Sections 17(h) and (i) of the Investment Company Act of 1940, as amended, and Release No. IC-11330 issued thereunder.

Item 26. Business and Other Connections of Investment Adviser

         The only activity of the Registrant's investment adviser, FCA Corp, prior to the date hereof has been that of investment adviser to pension and profit sharing plans, educational institutions, charitable institutions, individuals and corporations.

         Set forth below is a list of each officer and director of the Registrant's investment adviser, indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged for the past two years, for his own account or in the capacity of director, officer, partner or trustee.

                                                           Other Substantial
                                  Position with          Business, Profession,
           Name                 Investment Adviser      Vocation or Employment

Robert W. Scharar           President and Director     Senior Financial Planner
                                                       of FCA Corp

Bill S. Murski              Senior Vice President      Senior Financial Planner
                            & Secretary and Director   of
                                                       FCA Corp

Robert P. Messer            Chief Operating Officer                       --
                            & Treasurer

John T. Manaras             Director                   Consultant

Edward P. Srsic             Director                   Vice President, Sales of
                                                       Lucchese, Inc.

Maxie Patterson             Director                   Executive Director of
                                                       Houston Fireman's Relief
                                                       and Retirement Fund

Item 27. Principal Underwriters

         (a)   The  principal  underwriter  of  the  Registrant,  Capstone Asset
Planning Company, also acts as principal underwriter for Capstone Government Income Fund, Capstone Growth Fund, Inc. and Capstone Japan Fund.

         (b)

Name and Principal         Positions and Offices       Positions and Offices
Business Address             with Underwriter             with Registrant

Dan E. Watson              Chairman of the Board and            --
                           Director

Edward L. Jaroski          President and Director      Trustee and President of
                                                       the Trust

Leticia N. Jaroski         Vice President                       --

Linda G. Giuffre           Secretary/Treasurer         Secretary/Treasurer

-------------
* 5847 San Felipe, Suite 4100, Houston, Texas  77057

Item 28.Location of Accounts and Records

         Capstone Asset Management Company, the administrator to the Registrant, 5847 San Felipe, Suite 4100, Houston, TX 77057, FCA Corp, the investment adviser of Capstone New Zealand Fund, 5847 San Felipe, Suite 850, Houston, Texas 77057; The Fifth Third Bank, the custodian of Capstone New Zealand Fund, 38 Fountain Square, Cincinnati, Ohio 45263, and FPS Services, Inc., 3200 Horizon Drive, King of Prussia, Pennsylvania 19406-0903 maintain physical possession of each account, book or other document required to be maintained by Section 31(a) of Investment Company Act of 1940 and the rules promulgated thereunder.

Item 29. Management Services

         Not applicable.

Item 30. Undertakings

         Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas on the 14th day of December, 1998.

                                 CAPSTONE INTERNATIONAL SERIES TRUST
                                 CAPSTONE NEW ZEALAND FUND

                                 Registrant


                                 By:  /s/EDWARD L. JAROSKI
                                        Edward L. Jaroski, President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signatures                           Title                      Date


/s/EDWARD L. JAROSKI                President and Trustee      December 14, 1998
----------------------              (Principal Executive
Edward L. Jaroski                   Officer)

/s/LINDA G. GIUFFRE                 Secretary/Treasurer        December 14, 1998
Linda G. Giuffre                    (Principal Financial &
                                    Accounting Officer)

JAMES F. LEARY*                     Trustee                    December 14, 1998
James L. Leary

JOHN R. PARKER*                     Trustee                    December 14, 1998
John R. Parker

BERNARD J. VAUGHAN*                 Trustee                    December 14, 1998
Bernard J. Vaughan


* By:  /s/EDWARD L. JAROSKI
          Edward L. Jaroski, Attorney-In-Fact